UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Distribution Solutions Group, Inc.

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DISTRIBUTION SOLUTIONS GROUP

Powerful Solutions. Proven Results.

Notice of Annual Meeting and Proxy Statement

2022

distributionsolutionsgroup.com

Distribution Solutions Group, Inc.
8770 West Bryn Mawr Avenue, Suite 900
Chicago, Illinois 60631

Dear Fellow Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders of Distribution Solutions Group, Inc. ("DSG", the "Company", "we" or "us"), which will be held solely online via live webcast at 10:30 a.m., Central Time, on Tuesday, November 15, 2022. Further information about the meeting and the matters to be considered is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

This has been an eventful year for our Company, with the exciting completion of our business combination with 301 HW Opus Holdings, Inc. (which conducts business as Gexpro Services) and TestEquity Acquisition, LLC on April 1, 2022. Through this strategic and transformational transaction, we combined our legacy Lawson Products distribution business with Gexpro Services and TestEquity for the purpose of creating a best-in-class, specialty distribution company. Following the completion of this combination, in May 2022, we changed the name of our Company to Distribution Solutions Group, Inc. from Lawson Products, Inc., rebranded our platform to “Distribution Solutions Group - Powerful Solutions. Proven Results.” and are now trading under a new NASDAQ ticker -- DSGR.

We see organic growth opportunities ahead that we anticipate will provide operating leverage through our scalable platform of asset-light, high touch service models in fragmented end markets. We also see growth opportunities through potential additional acquisitions. Our vision is to continue to leverage our operating platform capabilities, capitalize on end markets that have strong secular tailwinds, and accelerate organic and acquisition growth to generate profitability and cash flow, and importantly, create long-term value for our stockholders.

I would like to thank our entire DSG team for all their hard work and dedication in successfully completing the business combination, and in guiding and managing our Company through the global supply chain, labor and other challenges we have faced since the pandemic began.

It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you vote using one of the available voting options outlined on your proxy card.

Sincerely,

J. Bryan King
Chairman, President, and Chief Executive Officer

Distribution Solutions Group, Inc.
8770 West Bryn Mawr Avenue, Suite 900
Chicago, Illinois 60631
________________

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
November 15, 2022

TO THE STOCKHOLDERS:

We are very pleased that this year’s Annual Meeting will again be a virtual meeting of stockholders, which will be conducted solely online via live webcast on November 15, 2022, at 10:30 a.m., Central Time. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically by visiting: www.meetnow.global/MCRVR27 on the meeting date and time described in the accompanying proxy statement.

We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.
What will I be voting on?

(1)Election of seven directors (see page 7);
(2)Ratification of the Appointment of BDO USA, LLP (see page 10);
(3)Approval, in a non-binding vote, of the compensation of our named executive officers (say-on-pay) (see page 11);
(4)Approval of the Amended and Restated Equity Compensation Plan (see page 13); and
(5)Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

You may vote at the meeting if you were a DSG stockholder of record at the close of business on the record date. The Board of Directors of the Company (the “Board” or “Board of Directors”) has fixed the close of business on September 26, 2022, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Accompanying this Notice is a Proxy, a Proxy Statement and a copy of the Company's 2021 Annual Report on Form 10-K.

Important Note Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 15, 2022: A copy of this Notice, the accompanying Proxy Statement and the Company's 2021 Annual Report on Form 10-K are available at www.edocumentview.com/DSGR.

By Order of the Board of Directors
Richard D. Pufpaf
Secretary

Chicago, Illinois
October 18, 2022

The accompanying Proxy Statement is dated October 18, 2022, and the accompanying Proxy Statement and form of proxy are first being sent to Company stockholders on or about October 18, 2022.

_______________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
November 15, 2022
________________
QUESTIONS AND ANSWERS ABOUT THE 2022
ANNUAL MEETING AND VOTING

How do I vote?
You can vote at the Annual Meeting using the voting procedures set forth at www.meetnow.global/MCRVR27 or by proxy without attending the meeting. You may also vote your shares by telephone or via the Internet as set forth in the enclosed proxy. Even if you expect to attend the virtual annual meeting, we strongly encourage you to sign and return the enclosed proxy in the envelope provided. If you execute a proxy, you still may attend the virtual meeting and vote using the voting procedures set forth at www.meetnow.global/MCRVR27.

Can I change my vote?
Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
(1) Revoking it by written notice to Richard D. Pufpaf, our Secretary, at 8770 West Bryn Mawr Avenue, Suite 900, Chicago, Illinois, 60631 before your original proxy is voted at the Annual Meeting;
(2) Delivering a later-dated proxy (including a telephone or Internet vote); or
(3) Voting at the meeting using the voting procedures set forth at www.meetnow.global/MCRVR27.

If you are a beneficial owner and hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
You will have one vote for every share of DSG common stock that you owned at the close of business on September 26, 2022, except that, as discussed in Proposal 1 (Election of Directors), stockholders are entitled to cumulative voting in the election of directors. For all other proposals, you will have one vote for every share of DSG common stock that you own.

How many shares are entitled to vote?
There are 19,712,137 shares of DSG common stock outstanding as of September 26, 2022 and entitled to be voted at the meeting.

How many votes are needed to elect the directors?
•Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy.
•If any nominee should become unavailable for election as a director, which is not contemplated, the proxies will have discretionary authority to vote for a substitute.
•In the absence of a specific direction from a stockholder, proxies in respect of such stockholder’s shares will be voted “For” the election of all named director nominees for which no specific direction is given by that stockholder.

How many votes are needed to pass Proposal 2 (Ratification of Appointment of BDO USA), Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation) and Proposal 4 (Approval of the Amended and Restated Equity Compensation Plan)?
•Assuming a quorum is present, approval of each of Proposals 2, 3 and 4 requires the affirmative vote of the holders of a majority of the total voting power of the shares of Company common stock present in person or represented by proxy at the Annual Meeting.
•In the absence of a specific direction from a stockholder on any of Proposals 2, 3 and/or 4, proxies in respect of such stockholder’s shares will be voted “For” the proposal.

What if I vote “Withhold” for the election of a director?
Because directors are elected by a plurality of the votes cast at the Annual Meeting, a proxy marked “Withhold” with respect to one or more director nominees will have no effect on the election of the nominees, assuming that no other director candidates are properly nominated by any Company stockholder and that each director nominee receives at least one vote in the election.

What if I vote “Abstain” on any of Proposals 2, 3 or 4?
A vote to “Abstain” on Proposal 2, 3 or 4 will have the same effect as a vote “Against” that proposal.

What is required for a quorum to be present?
A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all outstanding shares of Company common stock entitled to vote at the Annual Meeting constitutes a quorum. Shares of Company common stock represented at the Annual Meeting by attendance in person or by proxy, whether or not such shares are voted (including shares for which a stockholder directs an “abstention” from voting), will be counted as present for purposes of determining a quorum. Shares underlying “broker non-votes” will also be counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned and reconvened at a later date and/or time.

What is a “broker non-vote”?
Under applicable stock exchange rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that under applicable stock exchange rules are “non-routine.” A so-called “broker non-vote” results when a bank, broker or other nominee returns a valid proxy voting on one or more matters to be voted on at a stockholders meeting but does not vote on a particular “non-routine” matter because the bank, broker or other nominee does not have discretionary authority to vote on such “non-routine” matter without voting instructions from the beneficial owner of the shares and has not received voting instructions on such “non-routine” matter from the beneficial owner of the shares. The Company believes that Proposals 1, 3 and 4 are considered “non-routine” matters under applicable stock exchange rules, and that Proposal 2 is considered a “routine” matter.

What is the effect of a broker non-vote on each of the proposals?
Because directors are elected by a plurality of the votes cast at the meeting, a broker non-vote on Proposal 1 will have no effect on the election of the nominees.

A broker non-vote on Proposal 2, 3 or 4 is not considered voting power present at the Annual Meeting for purposes of such proposal, and therefore a broker non-vote will have no effect on the vote on any of those proposals.

Is my vote confidential?
Yes. Your voting records will not be disclosed to us except:
•As required by law;
•To the inspectors of voting; or
•In the event the election is contested.
The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to DSG. The tabulator of the votes and at least one of the inspectors of voting will be independent of DSG and our officers and directors.

If you are a holder of record and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

When will I receive the Proxy Statement?
This Proxy Statement will be available to stockholders on or about October 18, 2022 in connection with the solicitation of the accompanying proxy by our Board of Directors. Only stockholders of record at the close of business on September 26, 2022 are entitled to notice of and to vote at the Annual Meeting. We have retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut, 06902, a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $7,000 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company.

If the accompanying form of proxy is executed and returned in time or you vote your shares by telephone or via the internet as set forth in the enclosed proxy, the shares represented thereby will be voted.

Corporate Governance Highlights

The table below highlights key corporate governance initiatives adopted by the Board of Directors (the "Board" or "Board of Directors") or otherwise approved by stockholders.

Company Action	Stockholder Impact	Additional Detail	Board Recommendation
Board Diversity Policy
The Board believes that a board made up of highly qualified directors from diverse backgrounds and who reflect the changing population demographics of the markets in which the Company operates, the talent available with the required expertise, and the Company’s evolving customer and employee base, promotes better corporate governance.
		Corporate Governance Section	Adopted at the March 2020 Board Meeting

Social and Environmental Responsibility Policy
The Company is committed to understanding, monitoring and managing our social and environmental impact, and we recognize the importance of this responsibility as a discipline that helps us manage risks. Sets out the framework for managing our social and environmental commitment.
		Corporate Governance Section	Adopted at the March 2020 Board Meeting

Board Declassification	Provides for annual election of directors. A declassified board generally means board members are held accountable and are more responsive to stockholders.	Corporate Governance Section	Adopted at the 2020 annual meeting

Corporate Governance Principles	The Corporate Governance principles and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management.	Corporate Governance Section	Updated in 2020

Clawback Policy
The Board of Directors adopted the Clawback Policy in order to protect the Company in the event that the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws.
		Corporate Governance Section	Adopted at the March 2011 Board Meeting

Anti-Hedging
Under the Anti-Hedging Policy, the Company prohibits any executive officer of the Company or member of the Company's Board of Directors from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Company common stock.

		Corporate Governance Section	Adopted at the March 2011 Board Meeting

Cybersecurity	Cybersecurity is a key enterprise risk. As a result, the Audit Committee reviews our cybersecurity risk management practices and performance, primarily through reports provided by the Chief Information Officer (“CIO”) and the internal audit department on the Company’s cybersecurity management program.	Corporate Governance Section	Annual Policy Review

Stockholders to call special meeting
Increases director accountability. In the event that our Board does not take into account the wishes of our stockholders on any outstanding matter, the stockholders have the ability to bring up such matters at a special meeting. Provides stockholders of the Company the ability to provide their views as to the corporate governance of the Company through the call of a special meeting.
		By-Laws	Adopted in 2020

PROPOSAL 1: ELECTION OF DIRECTORS

Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares such stockholder owns, and such stockholder may cast his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the seven persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

The Amended and Restated By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board determines from time to time. The size of the Board of Directors is currently set at seven members. At the annual meeting, seven directors are to be elected to serve until the 2023 annual meeting of stockholders. The chart below summarizes the demographics of our proposed Board of Directors.

THE SEVEN NOMINEES FOR THE BOARD OF DIRECTORS

Directors to Serve Until 2023

Name	Age	First Year Elected/Appointed Director
Andrew B. Albert	76	2009
I. Steven Edelson	62	2009
Lee S. Hillman	66	2004
J. Bryan King	51	2017
Mark F. Moon	59	2019
Bianca A. Rhodes	63	2021
Robert S. Zamarripa	67	2022

Andrew B. Albert has served as Managing Director and Operating Partner of Svoboda Capital Partners LLC, a private equity investment firm, since February 2007. From December 2000 through May 2006, Mr. Albert served as Chairman and Chief Executive Officer of Nashua Corporation, a manufacturer and converter of specialty paper products and toner. Mr. Albert also served as non-executive Chairman of Nashua's Board of Directors from December 2006 through September 2009. Mr. Albert serves as a Director on the Boards of Transco, Inc., a diversified industrial company, the Parkinson's Foundation and the Advisory Board of the University of Wisconsin Entrepreneurship Center. These professional experiences, along with knowledge and experience acquired in managing distribution and technology firms, qualify Mr. Albert to serve as a Director.

I. Steven Edelson has served as co-founder and now a non-Managing Director of International Facilities Group, a leading facilities development and management company, since June 1995. Mr. Edelson is the founding principal of IFG Development Group, which provides development advisory services, as well as acts in a development capacity in multiple areas of the real estate industry. Mr. Edelson also serves as Principal and Managing Director of The Mercantile Capital Group, a Chicago-based private equity investment firm. Mr. Edelson is a co-founder of GFRB LLC., a global distribution company that specializes in supply chain optimization. Mr. Edelson is a Director of Bionanosim a leading drug delivery and drug discovery company based in Israel. Mr. Edelson is also a member of the Board of Governors of the Hebrew University in Jerusalem. Mr. Edelson is a Trustee at the Truman Institute for Peace and is the proud recipient of the 2005 Ellis Island Congressional Medal of Honor. In 2014, Mr. Edelson became a NACD Board Leadership Fellow. These professional experiences, along with Mr. Edelson's particular knowledge and experience in capital management, qualify him to serve as a Director.

Lee S. Hillman has served as the lead independent director of DSG (f/k/a Lawson Products, Inc.), since March 2017. Mr. Hillman has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, a business distributing Power Plate™ and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”) and from 2004 through 2006 as CEO of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was CEO of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman currently serves as chair of the Audit Committee and member of the Compensation Committee of Franklin BSP Lending Corporation, chair of the Audit Committee of Benefit Street Partners Multifamily Trust, Inc. and chair of the Audit Committee of Franklin BSP Capital Corporation. Previously he has served as a member of the Board of Directors of HC2 Holdings, Inc., HealthSouth Corporation, Wyndham International, RCN Corporation (where he was Chairman of the Board), Bally Total Fitness Corporation (where he was Chairman of the Board), Continucare Corp. and Professional Diversity Network, Inc. He also served as a member of the Board of Trustees of the Adelphia Recovery Trust. These professional experiences, along with Mr. Hillman’s particular knowledge and experience in accounting, finance and restructuring businesses and having served as Chief Executive Officer, Chief Financial Officer, and/or director of other publicly traded U.S. and international companies and as a former audit partner of an international accounting firm, qualify him to serve as a Director.

J. Bryan King, CFA, is a Principal of Luther King Capital Management Corporation ("LKCM"), an SEC-registered investment adviser with approximately $22.1 billion of assets under management as of September 30, 2022, and Founder and Managing Partner of LKCM Capital Group and LKCM Headwater Investments, the private capital investment group of LKCM. On April 27, 2022, the Board of Directors of the Company appointed Mr. King to serve as President and Chief Executive Officer of DSG (f/k/a Lawson Products, Inc.), effective May 1, 2022, which is in addition to his role as Chairman of the Board of the Company. Mr. King has acted as an investment manager responsible for lower middle market investments in public and private companies since 1994. Those private capital focused partnerships manage in excess of $2 billion of flexible capital focused on long-term investment strategies to drive shareholder value through building more profitable and durable businesses. The LKCM investment team and their affiliates and related parties generally represent approximately 30% of the capital in the partnerships, and outside capital is predominantly limited to taxable investors with prior significant experience building businesses similar to those in which LKCM invests. In 2003, Mr. King established the LKCM Distribution Holdings advisory board of operating partners, key limited partners, and relevant thought leaders to support LKCM Capital Group and its affiliates' investment activities in value-added distribution and related service offerings. In specialty distribution, Mr. King has Chaired and/or been the Managing Partner with direct controlling oversight of DSG (f/k/a Lawson Products, Inc.), TestEquity, Gexpro Services, Relevant Industrial Solutions, Critical Rental Solutions, Commercial Buildings Solutions, Industrial Distribution Group (IDG), Rawson, and Golden State Medical Supply, and most recently added ERIKS North American assets, including Lewis-Goetz. He also has served in various capacities, including Chairman, on and alongside of many other boards of both public and private companies, as well as numerous not for profit and community organizations. Mr. King graduated from Princeton University, where he was a varsity athlete and today serves on the advisory board for the Princeton University Museum of Art. He also graduated from Harvard Business School, as well as Texas Christian University where he serves on the Executive Committee of Trustees and chairs the Investment Committee with oversight over the Endowment, and previously chaired the Fiscal Affairs, and Audit and Risk Management committees. These professional experiences, along with Mr. King's particular knowledge and expertise in finance and capital management, qualify him to serve as a Director.

Mark F. Moon has served as President of MFM Advisory Services since 2016 and as an advisor and operating partner for Bertram Capital since 2016 and 2018, respectively. In 2016, Mr. Moon joined the Board of Directors for BearCom LLC, which is the largest value-added distributor of two-way radio communications and solutions. Mr. Moon also served on the Board of Directors for TestEquity LLC, which is the premier value-added distributor of electronic test and measurement solutions and eMRO tools and supplies. Mr. Moon served for more than thirty years with Motorola Solutions, Inc. from 1985 until 2016. During this time, he held a variety of leadership roles culminating in the responsibility for leading 10,000+ employees located in 100+ countries. Prior to his retirement, he served as President with responsibilities for the strategy of the company and leading all aspects of global operations including Sales and Marketing, Product Research and Development, Software and Services, and Supply Chain. In addition, Mr. Moon served as Chairman of the Board of Directors for Vertex Standard, as a member of the Board of Directors for the National Fallen Firefighters Foundation and as a member of the Advisory Board of the Georgia Institute of Technology’s School of Industrial and Systems Engineering where he was named to the Academy of Distinguished Engineering Alumni in 2014. These professional experiences, along with Mr. Moon’s particular knowledge and expertise in sales and marketing, global operations and supply chain management, qualify him to serve as a Director.

Bianca A. Rhodes has served as the President and Chief Executive Officer of Knight Aerospace Medical Systems, LLC, a global leader in custom air medical transport products, since 2014. Prior to that time, she founded CrossRhodes Consulting where she advised private enterprises on financial and operating issues helping them to raise capital and structure buyouts while also managing a family real estate business. Ms. Rhodes began her career as a commercial banker with the National Bank of Commerce in San Antonio and later joined TexCom Management Services, a computer leasing company. At TexCom she was instrumental in the sale of the company to Intelogic Trace (NYSE:IT) where she became the CFO. Additionally, she has served as CFO of Kinetics Concepts Inc. (NASDAQ:KNCI), a global corporation that produces medical technology for wounds and wound healing. During her tenure there, she engineered a successful turnaround, significantly increasing the company’s value, prior to going private. These professional experiences, along with knowledge and experience acquired in managing distribution and technology firms, qualify Ms. Rhodes to serve as a Director.

Robert S. Zamarripa founded OneSource Distributors in 1983, serving as Chairman and Chief Executive Officer until 2013. OneSource is a leading electrical, utility and industrial automation distributor in the United States and Mexico. OneSource is recognized as an industry leader in providing technology driven value and supply chain services to its customers. Additionally, OneSource was recognized as the fifth largest Hispanic owned business in the United States by Hispanic Business Magazine in 2011. OneSource was ranked as one of the top 20 largest Electrical Distributors in the United States in 2011 by Electrical Wholesale Magazine. Mr. Zamarripa has served on the Board of Directors for Flow Control Group (2021 - present), SourceAlliance.com (1990 - 1992) and IMARK Group (2008 - 2012). Additionally, Mr. Zamarripa has served in advisory board positions for the following electrical, industrial and automation equipment manufacturers: Rockwell Automation, Eaton Corporation, General Electric Company, Hoffman Engineering, Hubbell Inc., Thomas and Betts Corporation, ABB and Leviton Manufacturing Co. Inc. In addition, Mr. Zamarripa served as a strategic advisor to a special committee of the Company’s Board of Directors in connection with the Company’s business combination with TestEquity and Gexpro Services. These professional experiences, along with knowledge and experience acquired in managing and leading distribution firms, qualify Mr. Zamarripa to serve as a Director.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

The Audit Committee of the Board of Directors has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of BDO USA, LLP be ratified by stockholders.

Audit services provided by BDO USA, LLP for the fiscal year ended December 31, 2021, included the audit of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting, and services related to periodic filings made with the Securities and Exchange Commission (“SEC”). Additionally, BDO USA, LLP provided certain consulting services related to domestic and international tax compliance. See “Fees Billed To The Company By BDO USA, LLP" for a description of the fees paid to BDO USA, LLP in 2021 and 2020, respectively.

One or more representatives of BDO USA, LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

If the appointment of BDO USA, LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(SAY-ON-PAY VOTE)

As required by Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act") we are providing our stockholders with a vote on a non-binding, advisory basis on the compensation of our Named Executive Officers ("NEOs"), as such compensation is disclosed under Item 402 under the SEC's Regulation S-K in the Compensation Overview ("Overview") section of this Proxy Statement, the accompanying tabular disclosure regarding such compensation and the related narrative disclosure.

The Company held its first advisory, non-binding stockholder vote on the compensation of the Company’s NEOs (commonly known as a "Say-on-Pay Proposal") at its 2011 annual meeting of stockholders. The Company held its most recent stockholder vote on the frequency of such Say-On-Pay Proposals at its 2017 annual meeting of stockholders and, at such meeting, the stockholders of the Company elected to hold a say-on-pay vote every year. In light of the foregoing, the Compensation Committee implemented a stockholder advisory vote on executive compensation on an annual basis. At our annual meeting of stockholders held on May 11, 2021, our Say-on-Pay Proposal received 97.1% support from our stockholders (excluding broker non-votes and abstentions). The Compensation Committee believes that this most recent stockholder vote strongly endorsed the compensation philosophy of the Company.

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent critical to our success. Consistent with our performance-based compensation philosophy, we reserve a significant portion of potential compensation for performance- and equity-based programs. Our performance-based annual incentive program rewards the Company's NEOs for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of market stock units ("MSUs"), stock performance rights ("SPRs"), restricted stock units ("RSUs"), performance-based awards ("PAs") and restricted stock awards ("RSAs"), reward long-term performance and align the interests of management with those of our stockholders.

Performance-based cash and equity awards directly align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company's stock price and performance against various established return on invested capital ("ROIC") goals. In addition, performance-based cash and equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at risk if our objectives are not achieved. The Company also has adopted and adheres to best practices in executive compensation, including the adoption and maintenance of clawback provisions, prohibitions on hedging, and other policies, and eschews problematic pay practices. For example:

•our compensation programs are heavily weighted toward performance-based compensation;
•we have adopted and maintain compensation clawback provisions;
•we prohibit executives and directors from hedging their company stock ownership;
•we do not provide for tax gross-ups for change-in-control payments;
•we do not provide supplemental pension benefits or any other perquisites for former or retired executives;
•we do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation or executive life insurance;
•we have a succession plan for the CEO and other NEOs;
•we do not pay or provide payments for terminations for cause or resignations other than for good reason; and
•our Compensation Committee is composed solely of independent, outside directors and it retains its own independent compensation consultant.
The Board believes that the above information and the information within the Compensation Overview section starting on page 26 of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests and support long-term value creation. Accordingly, the following resolution is to be submitted for a stockholder vote at the meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Overview, the compensation tables and narrative disclosures in this Proxy Statement."

Because the vote is advisory, it will not be binding on the Board. The vote on this Say-On-Pay Proposal is not intended to address any specific element of compensation. However, as in the past, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION OVERVIEW, THE COMPENSATION TABLES AND NARRATIVE DISCLOSURES IN THE PROXY STATEMENT.

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED EQUITY COMPENSATION PLAN

Summary of the Amended and Restated Equity Plan

On October 17, 2022, the Board approved and adopted the Lawson Products, Inc. Equity Compensation Plan, as amended and restated, effective May 14, 2019, as further amended and restated, effective October 17, 2022 (as so amended and restated, the “Amended and Restated Equity Plan”), subject to stockholder approval herein. Set forth below is a summary of the principal features of the Amended and Restated Equity Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated Equity Plan, which is attached as Appendix A to this Proxy Statement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Amended and Restated Equity Plan, unless the context clearly dictates otherwise.

In the Amended and Restated Equity Plan, we seek stockholder approval to make awards of up to an additional 1,300,000 shares of the Company’s common stock. The only changes made by the Amended and Restated Equity Plan to the Equity Compensation Plan that was approved by stockholders on May 14, 2019, are as follows:

•Updating the limits on the maximum aggregate number of shares of DSG common stock (e.g., restricted stock units. restricted shares, performance shares) that may be granted in any calendar year under the Amended and Restated Equity Plan to any single Participant other than a Nonemployee Director to 250,000.
•Adding a provision that, in no event may any number of shares of DSG common stock be granted during any directors compensation year to any Nonemployee Director with a grant date fair value that, when aggregated with all cash compensation for service as a Nonemployee Director during such year, exceeds $450,000 (the maximum aggregate number of shares of DSG common stock that may be granted in any calendar year to any Participant who is a Nonemployee Director to 30,000).
•Removing certain references to Code Section 162(m) to reflect changes in applicable law.
•Revising certain provisions relating to events that trigger a change in control of the Company and to clarify the ability of the Compensation Committee to make equitable adjustments if stockholders receive non-pro-rata consideration in a transaction that constitutes a change in control of the Company.

Administration and Delegation. The Compensation Committee will have the responsibility, in its sole discretion, to control, operate, manage, interpret and administer the Amended and Restated Equity Plan and any Award Agreement issued thereunder in accordance with its terms, and to make all other determinations that it deems necessary or advisable for the administration of the Plan or any Award Agreement. The Compensation Committee may delegate in writing such administrative duties as it may deem advisable to one or more of its members or to one or more agents. All determinations and interpretations by the Compensation Committee shall be binding and conclusive on the participants.

Eligibility. The Amended and Restated Equity Plan authorizes the Compensation Committee to make awards to employees and to non-employee directors of the Company. The number of options and other awards, if any, that an individual will be entitled to receive under the Amended and Restated Equity Plan will be at the discretion of the Compensation Committee and therefore cannot be determined in advance.

Authorized Shares. The Amended and Restated Equity Plan authorizes the issuance of a maximum of 1,300,000 shares of DSG common stock, and the maximum aggregate number of shares that may be issued pursuant to full value awards (restricted stock units, restricted shares, performance shares) is 450,000 subject to adjustment upon the occurrence of certain events as described below. No single participant may receive awards of more than 250,000 shares of DSG common stock in any calendar year, except that a participant who is a nonemployee director may not receive more than 30,000 shares of DSG common stock in any the approximately 12-month period between regular annual stockholders’ meetings.

Adjustments to Awards. The Amended and Restated Equity Plan provides that if there is a change in the DSG common stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding award so that the value of each award immediately after the change is not significantly diluted or enhanced. Subject to certain restrictions, the Compensation Committee may make adjustments to the number and kind of shares subject to awards and the exercise price of stock options and may make other modifications to awards to address changes in the DSG common stock or for other equitable purposes or in response to unusual events affecting the Company or changes in applicable laws or accounting principles, including with respect to certain transactions that constitute a change in control of the Company.

Types of Awards Allowed Under the Amended and Restated Equity Plan

Stock Options. The Compensation Committee may grant nonqualified options and incentive stock options. The option price of nonqualified stock options and incentive stock options will be the fair market value of the DSG common stock on the date of grant, unless in the case of nonqualified options the Compensation Committee in its sole discretion determines otherwise. Options qualifying as incentive stock options will be required to meet certain requirements of the Internal Revenue Code of 1986 (the “Code”) and only participants who are employees will be eligible to receive incentive stock options.

The Amended and Restated Equity Plan allows the Compensation Committee to determine the method or methods of payment to be allowed for the exercise of stock options including payment in cash, withholding shares otherwise issuable on exercise of the options or by delivering other shares of DSG common stock.

The Amended and Restated Equity Plan requires the Compensation Committee to fix the term of each option, but the term may not exceed twenty years from the date of grant for nonqualified stock options and ten years from the date of grant for incentive stock options. In the absence of different action by the Compensation Committee, each stock option that vests on the basis of time will immediately and automatically vest on the date of the change in control to the extent it would have otherwise vested on or before the first anniversary of the date of the change in control.

Performance Goals. The Compensation Committee may select one or any combination of the following Performance Measures with respect to the Company or any Subsidiary or any business unit or combination thereof: revenue; sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division; group or corporate financial goals; appreciation in and/or maintenance of the price of DSG common stock or any other publicly traded securities of the Company; dividends paid; total stockholder return; return on stockholders’ equity; return on assets; return on investment; internal rate of return; attainment of strategic and operational initiatives; market share; operating margin; profit margin; gross profits; earnings before interest and taxes; economic value added models; comparisons with various stock market indices; earnings before interest, taxes, depreciation and amortization; increase in number of customers; reductions in costs; resolution of administrative or judicial proceedings or disputes; or funds from operations.

The Compensation Committee, in its discretion, may elect to exclude, in calculating performance under any of the above criteria, (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, Subsidiaries or other entities sold or acquired.

Stock Awards and Stock Units. The Amended and Restated Equity Plan authorizes the Compensation Committee to grant awards of DSG common stock, subject to any terms and conditions the Compensation Committee determines to be appropriate. The Amended and Restated Equity Plan also authorizes the Compensation Committee to grant awards of stock units, representing the right to receive shares of DSG common stock upon the fulfillment of applicable criteria established by the Compensation Committee. Upon the vesting of stock units, the shares of DSG common stock corresponding to the stock units will be distributed to the participant, unless the Compensation Committee provides for the payment of such stock units either partially or entirely in cash. Upon the occurrence of a change in control, the Compensation Committee may in its sole discretion take such actions as it deems appropriate with respect to outstanding stock awards and stock units, including accelerating the vesting date or payout of such awards or units. In the absence of different action by the Compensation Committee, each stock award or stock unit that vests on the basis of time shall immediately and automatically vest on the date of the change in control to the extent it would have otherwise vested on or before the first anniversary of the date of the change in control.

Other Information. The Board of Directors may terminate the Amended and Restated Equity Plan at any time but such termination will not reduce or adversely affect any outstanding award. The Board of Directors may amend the Amended and Restated Equity Plan at any time with or without prior notice, as long as the amendment does not adversely change any terms and conditions without the participant’s consent. The Amended and Restated Equity Plan will terminate on October 17, 2032, the tenth anniversary of the effective date, unless further amended.

Plan Benefits. The identity of the individuals eligible to receive awards and the future number of awards under the Amended and Restated Equity Plan is not yet determinable. Future awards under the Amended and Restated Equity Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the Amended and Restated Equity Plan in the future.

The equity awards granted to our Named Executive Officers under the Lawson Products, Inc. 2009 Equity Compensation Plan, as last amended in 2019 and outstanding as of December 31, 2021, are set forth in the Outstanding Equity Awards at Fiscal Year- End Table found on page 50 of this Proxy Statement. As of December 31, 2021, 174,312 shares were available for future issuance under the Lawson Products, Inc. 2009 Equity Compensation Plan, as last amended in 2019. The Committee awarded 85,868 shares in 2021 under the Lawson Products, Inc. 2009 Equity Compensation Plan, as last amended in 2021.

The stock price on September 26, 2022 was $27.24.

Equity Overhang and Burn Rate

The Compensation Committee reviewed the Company's historical equity compensation practices (employees and directors) and conducted an analysis of the impact of the Company’s equity grants practices on the stockholders as compared to governance standards. Additionally, the Compensation Committee analyzed the dilutive impact of requesting additional shares in the future. As of December 31, 2021, our equity overhang was equal to 1.9% and total potential dilution including our remaining reserve was 3.0% based on 9,078,350 Lawson Products total shares outstanding as of December 31, 2021. If the requested increase in shares is approved by our stockholders, our total potential dilution (based on the equity awards and shares outstanding as of December 31, 2021) will increase to 7.4% based on 19,712,137 DSG total shares outstanding as of September 26, 2022.

In addition to assessing equity overhang and potential cumulative dilution, the Compensation Committee reviewed our burn rate and other governance standards. As of December 31, 2021, our historical three-year average unadjusted burn rate was 0.77%.

Federal Income Tax Consequences

With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of the shares to the participant, or within two years from the date the option to acquire the shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an “item of adjustment” for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Otherwise, the participant will recognize ordinary income equal to the difference between the fair market value of the shares as of the date of exercise and the option price, or if less, the amount by which the value of the shares on the date of the sale or other disposition exceeds the option exercise price; any additional increase in the value of option shares after the exercise date will be taxed as capital gain. The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares if the holding period discussed above is met. If the shares are sold or disposed of before the expiration of the required holding period, the Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the limits of Code Section 162(m) on our covered employees.

With respect to the grant of options which are not incentive stock options, upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. The Company generally will receive an equivalent deduction at that time, subject to the limits of Code Section 162(m) on our covered employees.

With respect to restricted stock awards and other stock awards, an amount equal to the fair market value of the shares of DSG common stock distributed to the participant (more than any purchase price paid by the participant) will be includable in the participant’s gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture. If a participant receives an award subject to a forfeiture restriction, the participant may elect to include in gross income the fair market value of the award. Otherwise, the participant will include in gross income the fair market value of the award subject to a forfeiture restriction on the earlier of the date the restrictions lapse or the date the award becomes transferable. The Company generally is entitled to a deduction at that time and in the amount equal to the income included in the gross income of a participant, subject to the limits of Code Section 162(m) on our covered employees.

We believe that this Proposal is in the best of interest of stockholders because it will allow us to award a significant percentage of executives’ total compensation in shares of DSG common stock, thus more effectively linking executives’ interest to those of the stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
AMENDED AND RESTATED EQUITY COMPENSATION PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021, regarding the number of shares of DSG common stock that were available for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	374,572	$27.70	174,312

Equity compensation plans not approved by security holders	—	—	—

Total	374,572	$27.70	174,312

(1) Includes potential DSG common stock issuance of 72,229 from restricted stock awards, 182,840 from market stock units, 80,000 from stock options and 39,863 from performance awards.
(2) Weighted-average exercise price of 80,000 stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 26, 2022 concerning the beneficial ownership by each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than 5% of the outstanding shares of Company common stock, each of the Company’s current directors (all of whom are nominees for re-election), the Company’s additional nominee for director, each of the Company’s Named Executive Officers, and all of the Company’s current executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois, 60631. Since the voting or dispositive power of certain shares listed in the following table is shared, in some cases the same securities are included with more than one name in the table. The total number of shares of Company common stock issued and outstanding as of September 26, 2022 is 19,712,137.

Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Five Percent Stockholders
Luther King Capital Management Corporation (1)	14,643,508	74.3%
301 Commerce Suite 1600
Fort Worth, Texas 76102

Current Directors
Andrew B. Albert	55,519	0.3%
I. Steven Edelson	40,519	0.2%
Lee S. Hillman	44,808	0.2%
J. Bryan King (2)	14,408,056	73.1%
Mark F. Moon	13,297	*
Bianca A. Rhodes	1,399	*

Additional Nominee for Director
Robert S. Zamarripa	—	*

Named Executive Officers
Michael G. DeCata (3)	121,432	0.6%
Ronald J. Knutson	35,746	0.2%
Shane T. McCarthy (4)	21,821	0.1%

All Current Executive Officers & Directors (15 persons)	14,658,226	74.4%

(1)    Based on a Schedule 13D filed with the SEC by Luther King Capital Management Corporation (“LKCM”), J. Bryan King and various other persons and entities (as amended by amendments thereto through and including the Amendment No. 24 to Schedule 13D/A filed with the SEC on June 17, 2022). Includes (i) 1,699,871 shares held by PDLP Lawson, LLC (“PDP”), a wholly-owned subsidiary of LKCM Private Discipline Master Fund, SPC (“Master Fund”), (ii) 250,000 shares held by LKCM Investment Partnership, L.P. (“LIP”), (iii) 26,827 shares held by LKCM Micro-Cap Partnership, L.P. (“Micro”), (iv) 10,490 shares held by LKCM Core Discipline, L.P. (“Core”), (v) 592,326 shares held by LKCM Headwater Investments II, L.P. (“HW2”), (vi) 1,761,494 shares held by Headwater Lawson Investors, LLC (“HLI”), (vii) 7,000,000 shares held by 301 HW Opus Investors, LLC (“Gexpro Services Stockholder”), (viii) 3,300,000 shares held by LKCM TE Investors, LLC (“TestEquity Equityholder”) and (ix) 2,500 shares held by a separately managed portfolio for which LKCM serves as investment manager. LKCM and/or one of more of its affiliates serve as (A) the investment manager for Master Fund, PDP, LIP, Micro, Core, HW2 and HLI, (B) the investment manager for a controlling member of Gexpro Services Stockholder and (C) the investment manager for two controlling members of TestEquity Equityholder. J. Luther King, Jr. is a controlling stockholder of LKCM and a controlling member of the general partner of LIP. J. Luther King, Jr. and J. Bryan King are controlling members of the general partner of the general partners of each of Micro and Core. J. Bryan King is (A) a controlling member of the general partner of HW2, (B) a controlling member of the general partner of a controlling member of Gexpro Services Stockholder, (C) a controlling member of the general partners of each of two controlling members of TestEquity Equityholder and (D) the president of HLI. J. Luther King, Jr. and J. Bryan King are controlling members of the general partner of the sole holder of the management shares of Master Fund. J. Bryan King is the son of J. Luther King, Jr. Each of the persons and entities listed in this footnote expressly disclaims membership in a group under the Exchange Act and expressly disclaims beneficial ownership of the securities reported in the table, except to the extent of its pecuniary interest therein. See also footnote 2.

The share amounts shown in the table and this footnote do not include up to 1,000,000 additional shares of Company common stock potentially issuable to the Gexpro Services Stockholder under the earnout provisions of the Gexpro Services Merger Agreement (as defined below). The share amounts shown in the table and this footnote do not include up to 700,000 additional shares of Company common stock potentially issuable to the TestEquity Equityholder under the earnout provisions of the TestEquity Merger Agreement (as defined below). See the section entitled “Certain Relationships and Related Transactions – Business Combination with TestEquity and Gexpro Services” included in this Proxy Statement for additional information about the Merger Agreements (as defined below).
(2)    Based on a Schedule 13D filed with the SEC by LKCM, J. Bryan King and various other persons and entities (as amended by amendments thereto through and including the Amendment No. 24 to Schedule 13D/A filed with the SEC on June 17, 2022). Includes (i) 1,699,871 shares held by PDP, (ii) 26,827 shares held by Micro, (iii) 10,490 shares held by Core, (iv) 592,326 shares held by HW2, (v) 1,761,494 shares held by HLI, (vi) 7,000,000 shares held by Gexpro Services Stockholder, (vii) 3,300,000 shares held by TestEquity Equityholder and (viii) 17,048 shares held directly by J. Bryan King. LKCM Private Discipline Management, L.P. (“PD Management”) is the sole holder of the management shares of Master Fund (which wholly owns PDP), and LKCM Alternative Management, LLC (“Alternative”) is the general partner of PD Management. Alternative is the general partner of LKCM Micro-Cap Management, L.P. (“Micro GP”), which is the general partner of Micro. Alternative is the general partner of LKCM Core Discipline Management, L.P. (“Core GP”), which is the general partner of Core. LKCM Headwater Investments II GP, L.P. (“HW2 GP”) is the general partner of HW2. LKCM Headwater

Investments III GP, L.P. (“HW3 GP”) is the general partner of a controlling member of Gexpro Services Stockholder. LKCM Headwater II Sidecar Partnership GP, L.P. (“Sidecar GP”) is the general partner of LKCM Headwater II Sidecar Partnership, L.P. (“Sidecar”). HW2 and Sidecar are controlling members of TestEquity Equityholder. J. Bryan King is a controlling member of Alternative, HW2 GP, HW3 GP and Sidecar GP and is the president of HLI.

The share amounts shown in the table and this footnote do not include any of the up to 1,000,000 additional shares of Company common stock potentially issuable to the Gexpro Services Stockholder under the earnout provisions of the Gexpro Services Merger Agreement. The share amounts shown in the table and this footnote do not include any of the up to 700,000 additional shares of Company common stock potentially issuable to the TestEquity Equityholder under the earnout provisions of the TestEquity Merger Agreement. See the section entitled “Certain Relationships and Related Transactions – Business Combination with TestEquity and Gexpro Services” in this proxy statement for additional information about the Merger Agreements.

J. Bryan King expressly disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein. See also footnote 1.
(3) Mr. DeCata resigned from his position as President and Chief Executive Officer effective May 1, 2022.
(4) Mr. McCarthy separated from the Company on January 21, 2022.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Amended and Restated By-Laws provide that the roles of Board Chairman and President and Chief Executive Officer ("CEO") may be filled by the same or different individuals. This provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company's circumstances and needs at any given time. The role of Chairman of the Board and CEO is currently held by J. Bryan King. In March 2017, the Board created the position of lead independent director and appointed Mr. Lee S. Hillman to this position to help reinforce the independence of the Board as a whole. Prior to Mr. Hillman’s appointment, the Board did not have a lead independent director.

Lead Independent Director

Pursuant to our Corporate Governance Principles, the lead independent director shall be an independent, non-employee director designated by our Board who shall serve in a lead capacity to coordinate the activities of the other independent directors, interface with and advise the Chairman of the Board, and perform such other duties as are specified in the charter or as our Board may determine. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board chairperson. The lead independent director's responsibilities include that he/she:
•presides at all Board meetings at which the Chairman of the Board is not present and at all executive sessions;
•has authority to call meetings of the independent directors;
•serves as a liaison between the Chairman of the Board and the independent directors, and between the Chairman of the Board and CEO if the roles are held by different individuals, when necessary to provide a supplemental channel of communication;
•works with the Chairman of the Board in developing and approving Board meeting agendas, schedules, and information provided to the Board;
•in conjunction with the Chair of the Compensation Committee, facilitates and communicates the Board’s performance evaluation of the CEO;
•guides the CEO succession process together with the Compensation Committee and with input from the Nominating and Corporate Governance Committee (and similarly guides the Chairman of the Board succession process if the Chairman of the Board and CEO roles are held by different individuals);
•ensures the implementation of a Committee self-evaluation process; reviews reports from each Committee to the Board; and provides guidance to Committee Chairs, as needed, with respect to Committee topics, issues, and functions;
•facilitates the Board’s self-evaluation process; and
•communicates with significant stockholders and other stakeholders on matters involving broad corporate policies and practices when appropriate.

Board of Director Meetings and Committees

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. All of these committees have adopted a charter for their respective committee. These charters may be viewed on the Company's website, www.distributionsolutionsgroup.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Chicago, Illinois, 60631.

Annual Meeting Attendance Policy

The Company expects all members of the Board of Directors to attend the Annual Meeting, but from time to time, other commitments may prevent a director from attending a meeting.

Director Attendance at Board of Directors and Committee Meetings

In 2021, the directors attended on average, either in person or via teleconference or video conference, 100% of the meetings of the Board of Directors and 100% of the respective Audit, Compensation, and Nominating and Corporate Governance Committees' meetings on which they served. As required under the applicable Nasdaq listing standards, in the fiscal year ending December 31, 2021, our independent directors met five times in regularly scheduled executive sessions at which only our independent directors were present.

All of the directors, with the exception of Bianca A. Rhodes, attended the last Annual Meeting held on May 11, 2021. Ms. Rhodes was elected to the Board of Directors at the last Annual Meeting. The following chart shows the membership and chairpersons of our Audit, Compensation, and Nominating and Corporate Governance Committees, number of committee meetings held in 2021 and committee member attendance.

Director	Board of Directors	Audit	Compensation	Nominating & Corporate Governance
Andrew B. Albert	5	8	4	4*
Michael G. DeCata (1)	5
I. Steven Edelson	5	8	4	4
Charles D. Hale (2)	1	3		1
Lee S. Hillman	5	8*	4*
J. Bryan King	5*
Mark F. Moon	5		4	4
Bianca A. Rhodes (3)	3	4		2
Number of Meetings Held	5	8	4	4
* Chairperson as of December 31, 2021
(1) Effective May 1, 2022, Michael G. DeCata resigned from the Board of Directors.
(2) On May 11, 2021, Charles D. Hale’s service as a member of the Board of Directors ended at the end of his elected term.
(3) Effective May 11, 2021, Bianca A. Rhodes was elected to the Board and the committees she serves.

The Audit Committee
The functions of the Audit Committee of the Board of Directors include (i) reviewing the Company's procedures for monitoring internal control over financial reporting; (ii) overseeing the appointment, compensation, retention and oversight of the Company's independent auditors; (iii) reviewing the scope and results of the audit by the Company's independent auditors; (iv) reviewing the annual audited financial statements and quarterly financial statements with management and the independent auditors; (v) periodically reviewing with the Company's General Counsel potentially material legal and regulatory matters and corporate compliance; and (vi) reviewing and approving all related party transactions. Additionally, the Audit Committee provides oversight of the Company's Enterprise Risk Management program.

The Audit Committee consists of Lee S. Hillman (Chair), Andrew B. Albert, I. Steven Edelson and Bianca A. Rhodes. Each member of the Audit Committee satisfies the independence requirements of The Nasdaq Stock Market and the SEC and satisfies the financial sophistication requirements of The Nasdaq Stock Market.

The Board of Directors has determined that Lee Hillman, member of the Audit Committee of the Board of Directors, qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and that Mr. Hillman is “independent” as the term is defined in the listing standards of the NASDAQ Stock Market.

The Compensation Committee

The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the CEO and establishes compensation for all other executive officers of the Company. The Compensation Committee is responsible for (i) reviewing and approving corporate goals and objectives relevant to the compensation for executive officers; (ii) evaluating the performance of executive officers in light of those goals and objectives; and (iii) setting the compensation level of executive officers based on this evaluation. The Compensation Committee also administers incentive compensation plans and equity-based plans established or maintained by the Company from time to time; makes recommendations to the Board of Directors with respect to the adoption, amendment, termination or replacement of the plans; and recommends to the Board of Directors the compensation for members of the Board of Directors. The Compensation Committee reviews and approves the compensation programs for the CEO and other executive officers whose compensation is included in this report. The CEO makes recommendations on compensation to the Compensation Committee for all executive officers except himself or herself. The CEO may not be present in any meeting of the Compensation Committee in which his or her compensation is discussed.

The Compensation Committee consists of Lee S. Hillman (Chair), Andrew B. Albert, I. Steven Edelson and Mark F. Moon. Each member of the Compensation Committee has satisfied the independence requirements of The Nasdaq Stock Market (including the enhanced independence requirements for Compensation Committee members) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and nominates potential directors to the Board of Directors and otherwise takes a leadership role in shaping the corporate governance of the Company.

The Nominating and Corporate Governance Committee consists of Andrew B. Albert (Chair), I. Steven Edelson, Mark F. Moon and Bianca A. Rhodes. Each member of the Nominating and Corporate Governance Committee has satisfied the independence requirements of The Nasdaq Stock Market.

Director Nominations

The Nominating and Corporate Governance Committee will consider Board of Director nominees recommended by stockholders. Those recommendations should be sent to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary of Distribution Solutions Group, Inc., 8770 West Bryn Mawr Avenue, Chicago, Illinois, 60631.

The Nominating and Corporate Governance Committee will follow procedures which the Nominating and Governance Committee deems reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent members of the Board of Directors and by stockholders. The manner in which the Nominating and Corporate Governance Committee evaluates nominees for director is the same regardless of whether the nominee is recommended by a security holder.

The Nominating and Corporate Governance Committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of stockholders as a whole and not any specific interest group or constituency. The Board and Nominating and Corporate Governance Committee does have a policy with regard to consideration of diversity in identifying director nominees as set forth under “Board Diversity Policy” below. The Nominating and Corporate Governance Committee will consider a candidate’s qualifications and background including, but not limited to, responsibility for operating a public company or a division of a public company, other relevant business experience, a candidate’s technical background or professional qualifications and other public company boards of directors on which the candidate serves. The Nominating and Corporate Governance Committee will also consider whether the candidate would be “independent” for purposes of The Nasdaq Stock Market and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee may, from time to time, engage the service of a professional search firm to identify and evaluate potential nominees. Mr. Zamarripa was referred by Andrew B. Albert as a board prospect to the Nominating and Corporate Governance Committee, which then conducted a thorough background check prior to nominating him to be appointed to the Board of Directors.

Determination of Independence

The Company’s Board of Directors has determined that directors Andrew B. Albert, I. Steven Edelson, Lee S. Hillman, Mark F. Moon and Bianca A. Rhodes, and new director nominee Robert S. Zamarripa, are independent within the meaning of the rules of The Nasdaq Stock Market. In determining independence, the Board of Directors considered the specific criteria for independence under The Nasdaq Stock Market rules and also the facts and circumstances of any other relationships of individual directors with the Company. Mr. King, our Chairman of the Board, President and CEO, is not considered an independent director.

The independent directors and the committees of the Board of Directors regularly meet in executive session without the presence of any management directors or representatives.

Code of Conduct

The Company has adopted a Code of Business Conduct applicable to all employees and sales representatives. The Company’s Code of Business Conduct is applicable to senior financial executives including the principal executive officer, principal financial officer and principal accounting officer of the Company. The Company’s Code of Business Conduct is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.distributionsolutionsgroup.com. The Company intends to post on its website any amendments to, or waivers from its Code of Business Conduct applicable to senior financial executives. The Company will provide any persons with a copy of its Code of Business Conduct without charge upon written request directed to the Company’s Secretary at the Company’s address.

The Board of Directors Role in Risk Oversight and Assessment

The Board is responsible for overseeing the most significant risks facing the Company and for determining whether management is responding appropriately to those risks. The Board implements its risk oversight function both as a whole and through committees. The Board has formalized much of its risk management oversight function through the Audit Committee.

The Board committees have significant roles in carrying out the risk oversight function which include, but are not limited to, the following:

•The Audit Committee provides oversight of the Company’s Enterprise Risk Management program related to the Company’s financial statements, the financial reporting process, accounting and legal matters and oversees the internal audit function; and

•The Compensation Committee oversees the Company’s compensation programs from the perspective of whether they encourage individuals to take unreasonable risks that could result in having a materially adverse effect on the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management is responsible for establishing and maintaining an adequate system of internal controls over financial reporting and establishing controls to prevent or detect any unauthorized acquisition, use or disposition of the Company’s assets.

The Company has retained a consulting firm to serve as its internal audit department to monitor and test the adequacy of the internal controls and report the results of this oversight function to the Audit Committee on a regular basis. Part of the internal audit department’s mission, as described in its charter, is to bring a “systematic, disciplined approach to evaluate and improve the effectiveness of risk management, control, and governance processes.” One way which the internal audit department carries this out is by evaluating the Company’s network of risk management programs and reporting the results to the Audit Committee.

Management conducts detailed periodic business reviews of the Company’s business. These reviews include discussions of future risks faced by various departments and functional areas across the organization. An example of our commitment to risk management is our adherence to the ISO 9001:2015 Standards (“ISO Standards”) which is a quality management system that encompasses the supply chain and distribution centers. ISO standards require that we identify risks in the quality management system, plan actions to address the risk, and evaluate the effectiveness of those plans. We are audited by a third-party ISO certifier, and as part of this audit, we must demonstrate and show evidence of three items; the risks, the plan to address the risks, and the monitoring of the effectiveness of our internal controls.

The Company has also established a Disclosure Committee which is comprised of senior management from various functional areas. The Disclosure Committee meets at least quarterly to review all disclosures and forward-looking statements made by DSG to its security holders and ensures they are accurate and complete and fairly present DSG’s financial condition and results of operations in all material respects.

Additionally, the Company has established and communicated to its employees a Code of Conduct, as mentioned previously, and maintains an ethics helpline where employees can confidentially and anonymously express any concerns they may have of any suspected ethics violations either through a dedicated website or through a toll-free telephone number. The Company requires annual ethics training of all employees.

Cybersecurity

We are committed to properly addressing the growing threat of cybersecurity that we face in today’s global business environment. We have identified cybersecurity as a key enterprise risk. As a result, the Audit Committee reviews our cybersecurity risk management practices and performance, primarily through reports provided by the Chief Information Officer (“CIO”) and the internal audit department on the Company’s cybersecurity management program. Among other things, these reports have focused on:

•recent cyber risk and cybersecurity developments;
•cyber risk governance and oversight;
•assessments by third party experts;
•key cyber risk metrics and activities; and
•major projects and initiatives.

We have also established a governance structure under our CIO that oversees investments in tools, resources, and processes that allows for the continued maturity of our cyber security posture. We continue to invest in improving our cybersecurity posture by investing in preventative measures. We have deployed both internal information technology resources and third-party resources in our continuing efforts to secure the environment.

Additionally, employees are provided with compulsory training that enables them to detect and report malware, ransomware and other malicious software or social engineering attempts that may compromise the Company’s information technology systems and are tested on this routinely. Employees are also required to complete compulsory training on handling sensitive data. As the cyber landscape evolves, both in our technology systems and in the broader context of the internet and expanding connectivity, management continually updates its cybersecurity approach to safeguard the Company’s sensitive information and assets.

Board Diversity Policy

The Board believes that a board made up of highly qualified directors from diverse backgrounds and who reflect the changing population demographics of the markets in which the Company operates, the talent available with the required expertise, and the Company’s evolving customer and employee base, promotes better corporate governance. To support this, the Nominating and Corporate Governance Committee will, when identifying candidates to recommend for appointment/election to the Board:

•consider only candidates who are highly qualified based on their experience, functional expertise, and personal skills and qualities;
•consider diversity criteria including gender, age, ethnicity and geographic background; and
•in addition to its own search, may engage qualified independent external advisors to conduct a search for candidates that meet the Board’s skills and diversity criteria to help achieve its diversity aspirations.

Board appointments will be based on merit and candidates will be considered against objective criteria, having due regard for the benefits of diversity on the Board, including race, ethnicity and gender. In furtherance of this commitment, the Nominating and Corporate Governance Committee shall require that the list of candidates to be considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity, and gender.

Social and Environmental Responsibility Policy

DSG is committed to understanding, monitoring and managing our social and environmental impact, and we recognize the importance of this responsibility as a discipline that helps us manage risks. In alignment with our Code of Conduct and our Corporate Governance Principles, we aim to ensure that matters of social and environmental responsibility are considered and supported in our operations and administrative matters and are consistent with DSG stakeholders’ best interests.

This policy applies to activities undertaken by or on behalf of DSG and sets out the framework for managing our social and environmental commitment, for which our Board has responsibility for the overall strategy. In addition, the Board has delegated the day-to-day responsibility of implementation and adherence to this policy to various DSG leaders within the Company whose primary goal is to ensure that appropriate organizational structures are in place to effectively identify, monitor, and manage social and environmental responsibility issues and performance relevant to our business. This policy is built on the following areas that reflect existing and emerging standards of social and environmental responsibility. We will:

•Stakeholder Engagement: engage our key stakeholders including employees, customers, stockholders and suppliers, to ensure their needs and concerns are heard and addressed, and if appropriate, incorporated into our strategy;
•Decision Making: integrate social and environmental considerations in our decision-making processes;
•Compliance with Laws and Regulations: meet or exceed all legal and regulatory requirements, including social and environmental requirements, which are applicable to our business operations;
•Workplace: create a safe, healthy, fair and enriching working environment where all employees are treated with respect and are able to achieve their full potential;
•Environment: identify and minimize potential negative environmental impacts of our operations where possible;
•Supply Chain: work with vendors to strengthen the social and environmental aspects of products and services we deliver to our customers; and
•Supplier Code of Conduct: we are committed to the highest ethical standards in the conduct of our business affairs and in our relationships with suppliers and customers. The purpose of this policy is to communicate the policy we have in place for our employees regarding their receipt of business gifts, meals and entertainment.

Compensation Risk Assessment

The Compensation Committee has reviewed the compensation programs of the Company to determine if they encourage individuals to take unreasonable risks and has determined that any risks arising from these compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the Company’s existing compensation, with particular attention to the performance metrics, programs and practices that mitigate risk (e.g. clawback policies), and the mix of short-term and long-term compensation, and the Compensation Committee determined that these features promoted a responsible mix of compensation and risk.

Clawback Policy

The Board of Directors approved a policy for recoupment of incentive compensation (the “Clawback Policy”). The Board of Directors adopted the Clawback Policy in order to protect the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws.

If such an event occurs, the Company will recover from any current or former executive officer of the Company who received incentive-based compensation (including stock options awarded as compensation) based on the restated data during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement in excess of what would have been paid to the executive officer under the accounting restatement, as determined by the Compensation Committee, in accordance with Section 10D of the Securities Exchange Act of 1934 as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any applicable guidance or rules issued or promulgated thereunder.

Anti-Hedging Policy

Under the Anti-Hedging Policy, the Company prohibits any executive officer of the Company or member of the Company's Board of Directors (or any designee of such executive officer or director) from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company common stock (a) granted to the executive officer or director by the Company as part of the compensation of the executive officer or director; or (b) held, directly or indirectly, by the executive officer or director.

Corporate Governance Principles (Guidelines)

The Corporate Governance Principles and the charters of the three standing committees of the Board of Directors describe our governance framework. The Corporate Governance Principles and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Principles also are intended to align the interests of directors and management with those of our stockholders and comply with or exceed the requirements of the Nasdaq Stock Market and applicable law. They establish the practices our Board follows with respect to:

•Responsibilities of directors
•Board size
•Director independence
•Attendance at meetings
•Access to senior management

Copies of these Corporate Governance Principles are available through our website at www.distributionsolutionsgroup.com. The Company will also provide a copy of the Code of Conduct without charge upon written request directed to the Company at c/o Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Chicago, Illinois, 60631.

Stockholder Communications with the Board of Directors

Stockholders may send communications to members of the Board of Directors by either sending a communication to the Board of Directors or a committee thereof and/or a particular member c/o Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Chicago, Illinois, 60631. All such communications will be reviewed promptly and, as appropriate, forwarded to the Board of Directors or the relevant committee or individual member of the Board of Directors or committee based on the subject matter of the communication. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

REMUNERATION OF EXECUTIVE OFFICERS

COMPENSATION OVERVIEW

The following compensation-related disclosures were provided in substantially the same format and content in the Form 10-K/A filed on April 29, 2022, and describes the compensation programs for the Company’s “named executive officers” (the “Named Executive Officers” or “NEOs”) as of December 31, 2021. The disclosures in the Compensation Overview apply to the Named Executive Officers of the Company prior to the effective date the Board of Directors approved an amendment and restatement of the Company’s by-laws to reflect its corporate name change from “Lawson Products, Inc.” to “DSG.” As described below under the section entitled “Certain Relationships and Related Transactions – Business Combination with TestEquity and Gexpro Services”, on April 1, 2022, DSG completed the mergers with TestEquity and Gexpro Services. As further described below, the Compensation Committee expects to review the elements of executive compensation this year to determine if any modifications should be made to the existing programs. We continue to qualify as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for purposes of this proxy statement. We have elected to provide in this proxy statement certain scaled disclosures as permitted under the Exchange Act for smaller reporting companies. Therefore, we do not provide in this proxy statement a compensation discussion and analysis or a compensation committee report, compensation and risk and compensation ratio disclosures, among other disclosures.

This section of the proxy statement explains how our executive compensation programs are designed and operate in practice with respect to our executives and specifically the following persons who constitute the Company’s NEOs.

Named Executive Officer	Title
Michael G. DeCata (1)	Former President and Chief Executive Officer
Ronald J. Knutson	Executive Vice President, Chief Financial Officer and Treasurer
Shane T. McCarthy (2)	Former Senior Vice President, Supply Chain, Product Management & Marketing
(1) Mr. DeCata resigned from his positions as President and Chief Executive Officer effective May 1, 2022.
(2) Mr. McCarthy separated from the Company on January 21, 2022.

Executive Compensation in 2021 Relative to Company Performance and Performance Measures

Pay-for-performance continues to be a fundamental tenet of our compensation philosophy, which includes the core principles of rewarding the attainment of performance goals and aligning our executives' objectives with our stockholders. We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return (“TSR”) (for additional detail, see the Total Stockholder Return section) while at the same time mitigating unnecessary or excessive risk-taking. In prior years, we believed that Adjusted EBITDA and Adjusted Net Sales are the most critical factors driving our stock price. Going forward, the Compensation Committee will be evaluating the specific performance measures to align our executives' objectives with our stockholders.

Our NEOs’ total compensation has been comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards that include performance-based cash and equity awards. Additionally, to continue to support a key Company strategic growth initiative, we continued to include Net Sales from Acquisitions as a performance goal required to earn 10% of our CEO and other NEO's Annual Incentive Plan ("AIP") award opportunity. As a result of the continued uncertainty of the pandemic, the Board approved administering the Company's 2021 performance over two independent performance cycles running from January 1, 2021, through June 30, 2021, and July 1, 2021, through December 31, 2021, for the AIP performance metrics related to Adjusted EBITDA and Adjusted Net Sales. See "Annual Incentive Plan" section for additional detail.

“Adjusted EBITDA” is a compensation performance metric that is equal to our operating income adjusted to eliminate the effects of interest expense, income tax expense, depreciation and amortization, our long-term incentive plan (“LTIP”) compensation, foreign exchange impact, unplanned acquisition activity and other certain non-routine and non-operating items (for additional detail, see the "Annual Incentive Plan" section).

“Adjusted Net Sales” is a compensation performance metric that is equal to our net sales adjusted to eliminate the effects of the net effect of foreign exchange changes and unplanned acquisition sales (for additional detail, see the "Annual Incentive Plan" section).

CEO and NEOs' Compensation is aligned with Performance and Stockholder Value

To summarize how our CEO’s compensation was aligned with performance over the 2019-2021 performance cycle, the narrative and tables provided below illustrate the grant date value of the AIP and LTIP pay opportunities, as well as the compensation realizable and realized from these awards over the same time period. We believe the inclusion of realizable compensation enhances our compensation disclosure because realizable pay is compensation that focuses on the middle of our compensation lifecycle - after award opportunities have been granted, but not yet vested. Additionally, realized compensation sets forth the compensation that has been earned based upon awards granted throughout the three-year performance cycle.

The Board has taken concerted actions to align the compensation of our CEO to tangible financial results and increases in stockholder value. We do this primarily by considering several key factors: the CEO's pay mix, our performance-based AIP, long-term incentives with potential value to be realized aligned with tangible growth in stockholder value, and by encouraging share ownership. We are providing additional discussion on each of these past factors.

CEO AIP payout is 100% formula-based, linked to three key drivers of long-term value

Our CEO’s annual incentive opportunity is tied directly to organic growth in Adjusted Net Sales, Adjusted EBITDA, and Net Sales From Acquisitions, the key strategic drivers which we believe was driving long-term growth in stockholder value. Over the 2019-2021 performance period, our CEO’s annual bonus and payout percentage relative to these performance metrics were as follows for the respective performance cycles:

	2019	2020	2021 (1)
Payout percentage	93.5%	—%	66.6%
Adjusted EBITDA payout	$314,194	$—	$224,043

Payout percentage	87.7%	—%	62.3%
Adjusted Net Sales payout	$147,336	$—	$104,685

Payout percentage	—%	150.0%	—%
Net Sales from Acquisitions payout (2)	$—	$84,000	$—

Payout percentage	N/A	59.9%	N/A
Regulation G EBITDA payout (3)	$—	$271,607	$—

Annual AIP target	$560,000	$560,000	$560,000
Annual AIP payout	$461,530	$355,607	$328,728
Annual AIP % payout	82.4%	63.5%	58.7%
(1)    Payouts determined based on the Company's 2021 performance during two independent performance cycles running from January 1, 2021, through June 30, 2021, and July 1, 2021, through December 31, 2021 for the AIP performance metrics related to Adjusted EBITDA and Adjusted Net Sales. Payouts represent the combined cycles. See "Annual Incentive Plan" section for additional detail.
(2) Net Sales from Acquisitions is a compensation performance metric equal to the preceding 12 months of the acquired company net sales during the year of acquisition.
(3) Regulation G EBITDA is a compensation metric that is equal to our second half Regulation G EBITDA of 2020 adjusted to exclude amounts related to the Partsmaster business that was acquired in 2020.

CEO LTI Awards aligned with meaningful increases in share price

Our performance-based LTIP is a significant portion of the compensation awarded to each of our NEOs. The LTIP award opportunity is based on a total target opportunity for each executive and is delivered in different award types, which are earned based on results compared to pre-defined financial measures and increases in Company stock price over the performance period, directly linking our NEO's compensation to increases to stockholder value.

Compensation Program is aligned with Long-Term Stockholder Value. The following represents important elements of our prior long-term incentive plan:
•We encouraged a long-term orientation of our executives by requiring three-year cliff vesting under the terms of our LTIP cash and equity-based awards.
•Our Amended and Restated Equity Plan does not permit repricing or replacing underwater stock options or stock appreciation rights (including cash buyouts) without prior stockholder approval.
•The NEOs were rewarded for growth in the same manner as stockholders and will realize value for the majority of their incentive compensation awards if the Company's stock price appreciates in value from the date the award is approved.
•We are highlighting the Company's stock price performance from January 1, 2019, through December 31, 2021, reflecting an appreciation of 73.3% over the three-year performance period.

$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$31.60
$52.10
$50.91
$54.75
1/1/2019
12/31/2019
12/31/2020
12/31/2021

The chart below illustrates the realizable and realized compensation for Mr. DeCata over the three-year performance period. The Company's stock price appreciation over the last three years has resulted in realized and realizable compensation below the granted pay opportunity. In connection with this award, the following awards have been realized during the three-year performance period:

2019 - 2021 Chief Executive Officer Granted, Realizable & Realized Compensation

Value (in $000s)
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0

	Granted Pay Opportunity (1)	Realizable (2)	Realized (3)
Special Awards	200	301	274
LTIP	560	471	0
AIP	1,680	1,146	1,146
Base Salary	1,568	1,568	1,568

(1) “Granted Pay Opportunity” equals the sum of the three prior years (i.e., 2019-2021): (i) the grant date fair value of Mr. DeCata's grant of 5,500 RSAs in connection with his purchase of Company common stock following the payment of his 2019 AIP bonus, (ii) Salary (as reported in the Summary Compensation Table ("SCT")), (iii) target award opportunity of AIP, and (iv) the grant date fair value of LTIP awards as reported in the SCT.
(2) “Realizable Pay” equals the sum of the three prior years: (i) the value of Mr. DeCata's grant of 5,500 RSAs in connection with his purchase of Company common stock following the payment of his 2019 AIP bonus, (ii) salary earned, (iii) AIP earned, and (iv) the value of all earned LTIP awards for the completed performance cycle and unvested long-term incentive awards for the ongoing performance cycle. All unvested long-term incentive awards are valued based on our stock price as of December 31, 2021 of $54.75.
(3) “Realized Pay” equals the sum of the three prior years: (i) the value of Mr. DeCata's grant of 5,000 RSAs in connection with his purchase of Company common stock following the payment of his 2017 AIP bonus based on our stock price as of December 31, 2021, (ii) salary earned, (iii) AIP earned, and (iv) the value of all earned LTIP awards for the completed performance cycle.

Total Stockholder Return. Additionally, in accordance with our pay-for-performance philosophy, our CEO's total direct compensation opportunities have been closely aligned with our TSR over the most recent 9-year period.

Summary Compensation Table (in $000s)
Year-End Share Price
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
12.25
26.72
23.35
23.80
24.75
31.60
52.10
50.91
54.75
2013
2014
2015
2016
2017
2018
2019
2020
2021
CEO Compensation, SCT
Year-End Share Price

NEOs Compensation Aligns With Performance

The total compensation cost for our other NEOs besides Mr. DeCata (consisting of Messrs. Knutson and McCarthy) continues to be aligned with our business results and the market value of the Company and, as noted previously, Mr. McCarthy separated from the Company on January 21, 2022. For the 2019-2021 performance cycle, we are disclosing the granted pay opportunity, realizable and realized compensation of those other NEOs. At the same time, a meaningful portion of the total compensation of these other NEOs is provided in the form of MSUs and PAs, with the actual value of these awards tied 100% to the Company’s performance.

The chart below illustrates the aggregate realizable and aggregate realized compensation for these other NEOs over the three-year performance period. Realizable compensation is higher than the granted pay opportunity as a result of the Company's stock price appreciation over the three-year performance period of 73.3%.

2019 - 2021 Other NEOs Granted, Realizable & Realized Compensation (1)

Value (in $000s)
6,000
5,000
4,000
3,000
2,000
1,000
0

	Granted Pay Opportunity (2)	Realizable (3)	Realized (4)
LTIP	1,466	2,512	1,536
AIP	1,151	785	785
Base Salary	2,020	2,020	2,020

(1) The 2019-2021 aggregate granted pay opportunity, realizable and realized compensation for Messrs. Knutson and McCarthy are included in the chart above.
(2) In the chart above, “Granted Pay Opportunity” equals the sum of the three prior years (i.e., 2019-2021): (i) salary (as reported in the SCT on page 48), (ii) target award opportunity of AIP, and (iii) the grant date fair-value of LTIP awards as reported in the SCT.
(3) In the chart above, “Realizable Pay” equals the sum of the three prior years: (i) salary earned, (ii) AIP earned, and (iii) the value of all earned long-term incentive awards for the completed performance cycle, as well as unvested LTIP awards for the ongoing performance cycle. All unvested long-term incentive awards are valued based on our stock price as of December 31, 2021 of $54.75. The realizable value of these NEOs' 2019-2021 MSU awards is shown in the table above at Maximum award levels, as the Company's stock price as of December 31, 2021 exceeds maximum price of $49.00. The realizable value of these NEOs' 2020-2022 and 2021-2023 MSU awards is shown in the table at Threshold award levels, as the Company's stock price as of December 31, 2021 falls below Threshold prices of $62.50 and $61.50. The realizable value of these NEOs' 2020-2022 and 2021-2023 ROIC awards is shown in the table at Threshold award levels based on Company performance as of December 31, 2021.
(4) In the chart above, “Realized Pay” equals the sum of the three prior years: (i) salary earned, (ii) AIP earned, and (iii) the value of all earned LTIP awards for the completed performance cycle.

Human Capital Resources
Our organization supports a culture of continuous improvement and emphasizes the importance of addressing the needs of our customers. We require our employees to act with integrity in every aspect of our business while encouraging them to be results driven, team oriented and progressive. On December 31, 2021, our combined workforce included approximately 1,840 individuals, comprised of approximately 1,230 in sales and marketing, approximately 480 in operation and distribution and approximately 130 in management and administration. Approximately 1,680 of the 1,840 individuals are within the DSG segment and the remaining are within Bolt. Approximately 9% of the workforce is covered by three collective bargaining agreements. We believe that our relations with our employees and their collective bargaining organizations are good. For more information with respect to Human Capital Resources, please refer to the Company's Form 10-K filed on February 24, 2022.

Corporate Governance Practices Impacting Executive Compensation

The continued focus on our overall pay-for-performance philosophy is supported by the Company's compensation governance framework, which is demonstrated by the following policies:

•Anti-Hedging Policy - Our Anti-Hedging policy prohibits our directors, NEOs and other key executive officers from hedging the economic interest in the Company securities that they hold (as described in more detail under "Anti-Hedging Policy" on page 24).

•Clawback Policy - Our Clawback Policy protects the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (as described in more detail under "Clawback Policy" on page 24).

•Gross-Up on Change-in-Control Payments - We do not pay tax gross-ups for change in control ("CIC") payments under Code Section 280G.

•Independent Compensation Consultant - The Compensation Committee's engagement of an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•Compensation Practices Not Permitted:
◦A supplemental executive retirement plan (SERP);
◦Single-trigger golden parachute payments;
◦Perquisites for former or retired executives;
◦Personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowance, or executive life insurance; and
◦Payments for cause terminations or resignations other than for good reason following a change-in-control.

Response to Say-On-Pay Vote

The advisory stockholder vote on the executive compensation for the Company's NEOs Say-on-Pay Proposal is non-binding. However, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year such a vote is taken when making compensation decisions for our CEO and other NEOs. At our annual meeting of stockholders held on May 11, 2021, our Say-on-Pay Proposal received 97.1% support from our stockholders (excluding broker non-votes and abstentions). The Compensation Committee believes that this stockholder vote strongly endorsed the compensation philosophy of the Company. Accordingly, the Compensation Committee did not take any specific actions with respect to its executive compensation programs as a direct result of the 2021 Say-on-Pay Proposal. The Compensation Committee will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the NEOs. In 2017, the stockholders favored an annual frequency for the Say-on-Pay Proposal; therefore, the Compensation Committee implemented a stockholder vote on executive compensation on an annual basis.

Compensation Philosophy and Objectives

Our past compensation programs were designed to encourage and reward the creation of long-term stockholder value. The Company's executive compensation programs rewarded executives for the development and execution of successful business strategies that led to profitable growth. To deliver the appropriate mix of compensation for each NEO, we provided annual cash compensation, which included a base salary and an annual incentive opportunity, and a long-term incentive opportunity, which is largely based on increases to share price of the Company's common stock from the date of grant. We believe the mix of these forms of compensation, in the aggregate, balanced the reward for each executive's contributions to our Company.

The Company guides its executive compensation programs with a compensation philosophy expressed in these three principles:

1.Talent Acquisition & Retention. We believe that having qualified people at every level of our Company is critical to our success. Our compensation programs are designed to encourage talented executives to join and continue their careers as part of our senior management team.

2.Accountability for DSG's Business Performance. To achieve alignment between the interests of our executives and our stockholders, we used short-term and long-term incentive awards. Our NEOs' compensation increased or decreased based on how well they achieved the established performance goals and the increase in stockholder value.

3. Accountability for Individual Performance. We believe teams and individuals should be rewarded when their contributions are exemplary and significantly support Company performance and value creation.

When making compensation decisions, the various elements of compensation were evaluated together, and the level of compensation opportunity provided for one element may have impacted the level and design of other elements. We attempted to balance our NEO total compensation program to promote the achievement of both current and long-term performance goals. The Company’s overall compensation philosophy was to pay at the median of market competitive practices, with the ability of actual pay to exceed market median for exceeding goals. A NEO's compensation opportunity may have been benchmarked above median levels reflecting individual qualifications, experience and position complexity, but the amount of compensation earned and/or realizable was designed to adjust with the results of our performance. Going forward, the Compensation Committee will be evaluating the above principles to make sure they are consistent with the new corporate structure of DSG.

Determination of Competitive Practices

Peer Group for Compensation Benchmarking

The Company maintains two peer groups of public companies - a “core” and a “supplemental" group of companies - in order to assist the Company, the Compensation Committee and the Board to understand the current competitiveness of the total direct compensation ("TDC") of the NEOs as compared to market practices. The Company uses the data from the peer groups to benchmark TDC which includes the level of base salaries and the mix, form and size of annual and long-term incentives provided to executives of similar companies to the Company in terms of industry and size. In 2021, the Compensation Committee engaged FGMK, LLC (“FGMK”), an independent advisory firm, to review these two peer groups to help determine their continued relevance for helping make sound compensation decisions.

As a result of this review, we made no modifications to the composition of the core peer group from the prior year, which included the same 12 companies used in the prior year. The core peer group consists of companies within the Company industry with revenues and market capitalization similar to that of the Company. The core peer group companies had 2020 median revenue of approximately $388 million and a market capitalization of $323 million compared to the Company’s 2020 revenue of $352 million and market capitalization of $461 million. The Company also uses this peer group to benchmark its financial and stockholder return performance as part of making executive pay decisions, as this group comprises many of our direct business competitors. Many of these companies are also used by institutional investors as stockholder return comparators to the Company.

The 2021 supplemental peer group consists of 21 companies, with median revenue of $426 million and market capitalization of $281 million, thus similar to the Company in terms of size. The supplemental peer group served as an additional reference point so the Company could make appropriate compensation decisions based upon comprehensive market reference points.

The core and supplemental peer groups include the following companies:

Distribution Solutions Group, Inc. (f/k/a Lawson Products, Inc.) Core Peer Group
AMPCO-Pittsburgh Corp.	Houston Wire & Cable Inc.
Applied Industrial Technologies, Inc.	Insteel Industries
Circor International Inc.	Kadant Inc.
DXP Enterprises Inc.	NN Inc.
Gorman-Rupp Co	Starrett (L.S.) Co - CLA
Hurco Companies Inc	Twin Disc Inc.

Distribution Solutions Group, Inc. (f/k/a Lawson Products, Inc.) Supplemental Peer Group
Allied Motion Technologies	P.A.M. Transportation Svcs
Badger Meter Inc	Patrick Industries Inc
Columbus McKinnon Corp	Perma-Pipe International Holdings, Inc.
Culp Inc	Powell Industries Inc
Dynamic Materials Corp	Preformed Line Products Co
Eastern Co	Synalloy Corp
Foster (LB) Co	Trex Co Inc
Haynes International Inc	USA Truck Inc
Helios Technologies	Vicor Corp
LSI Industries Inc	Vishay Precision Group Inc
Lydall Inc

The Compensation Committee believes that the proxy peer group benchmarking provides an accurate indicator of total compensation paid by companies with executives that have skills and responsibilities similar to the Company’s executives. Compensation for the Company’s executives is generally managed within the ranges of compensation paid by companies in the core and supplemental peer groups (“the Peer Group”).

NEO Compensation Competitiveness Compared to the Peer Group

Below is a summary of how the 2020 actual TDC (2020 base salary, three-year average AIP bonus payout and the three-year average LTI grant value) of the Company's NEOs compares to the combined core and supplemental peer groups' median and 75th percentiles.

	Median TDC, in ($000s)	75th Percentile TDC, in ($000s)	Company, in ($000s)
Title			TDC (1)
Michael G. DeCata	$1,771.1	$2,589.1	$1,653.3
Former President and Chief Executive Officer

Ronald J. Knutson	758.8	1,102.4	877.1
Executive Vice President, Chief Financial Officer and Treasurer

Shane T. McCarthy	581.0	862.7	587.9
Former Senior Vice President, Supply Chain, Product Management & Marketing
(1)    Represents the NEO's 2020 Base Salary, average AIP earned for 2018 - 2020 performance cycle and the average grant date fair value from the 2018 - 2020, 2019 - 2021 and 2020 - 2022 LTIP plans.

Elements of Total Compensation

In determining the type and amount of compensation for each executive, we have used both annual cash compensation, which includes a base salary and an annual incentive award, and a long-term incentive opportunity, which is equity based. Our compensation programs have been designed to encourage and reward the creation of long-term stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-takings. The Compensation Committee believes the mix of these forms of compensation, in the aggregate, supported the Company's overall compensation objectives of attracting top talent for executive positions, incentivizing such executive officers, motivating and rewarding the achievement of individual and company goals and aligning the interests of executive officers with those of our stockholders. Our annual and long-term incentive plans provided for additional compensation for achievement above set performance targets such that an executive's compensation may reach the 75th percentile of market levels based upon performance. Going forward, the Compensation Committee intends to evaluate the elements of the total compensation opportunities available to executives in light of the new corporate structure of DSG.

The following table describes each executive compensation element utilized in 2021 for our NEOs based on the philosophy and objectives described above as well as each element's link to our compensation philosophy.

Compensation Element	Philosophy Statement	Talent Acquisition and Retention	Accountability for Business Performance (Align to Stockholder Interests)	Accountability for Individual Performance (Support Company Performance and Value Creation)
Base Salary
We intend to provide base pay competitive to the market of industry peers across other industries where appropriate. Our goal is to strike a balance between attracting and retaining talent, expecting superior results and finding individuals who can focus on transforming our business. Base salary maintains a standard of living, is used to compete in the market for talent and forms the foundation for other reward vehicles.
X

Annual Incentive Plan
The 2021 AIP was designed to reward specific annual performance against business measures set by the Board. The amount of the 2021 AIP reward was determined by formula and can vary from 0% to 150% of an individual executive's original target incentive.
		X	X	X

2021-2023 Long-Term Incentive Plan
The 2021-2023 LTIP was designed to align executives with the long-term interests of stockholders. The Committee believes that PAs based on performance against Company ROIC goals are a good indicator of whether or not the Company is improving cash flows and thus increasing the enterprise value of the Company. MSUs are an incentive to meaningfully increase share price over a three-year performance cycle. The MSUs are scheduled to vest from 0% to 150% of an individual executive's target incentive based on share price performance. RSUs were granted as a retention incentive aligned with future changes to share price. All three LTIP incentives cliff-vest at the end of fiscal year 2023.
		X	X	X

Other Compensation and Benefit Programs
DSG offers employee benefits programs that provide protections for health, welfare and retirement. These programs are standard within the United States and include healthcare, life, disability, dental and vision benefits as well as a 401(k) program and other federally provided programs outside of the United States. A deferred compensation program is also provided to a select group of our management, including our NEOs, to provide for tax-advantaged savings beyond the limits of qualified plans.
X

Base Salary

We provide NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline minimum amount of annual compensation for our NEOs. Our base salary philosophy is intended to keep our fixed costs at an appropriate level for each role. In setting base salaries for the CEO and other executives, the Compensation Committee considers:

•Competitive market data based upon peer group benchmarking;
•The experience, skills and competencies of the individual;
•The duties and responsibilities of the respective executive;
•The ability of the individual to effectively transform our company and culture; and
•The individual's ability to achieve superior results.

We typically consider adjustments to NEO base salaries on an annual basis as part of our review process, as well as upon a promotion. Our NEOs are eligible to receive the same percentage annual merit percentage increase applicable to all other employees and may receive an increase that is more or less than our merit increase guideline as a result of each NEO's current base salary vs. market levels, changes in duties, performance or retention considerations. 2021 base salary increases were not awarded for our CEO and other NEOs.

The base salaries for the NEOs in 2020 and 2021 were as follows.

Executive Name	2020 Base Salary (1)	2021 Base Salary (2)
Michael G. DeCata	$560,000	$560,000
Ronald J. Knutson	381,924	381,924
Shane T. McCarthy	309,338	309,338
(1)    2020 base salaries were effective March 16, 2020 and are not reflective of the 2020 salary reductions that we implemented temporarily due to the onset of the pandemic. The actual base salary paid to each executive, inclusive of the salary reductions, is reported in the SCT.
(2)    2021 base salaries were effective March 16, 2021.

Annual Incentive Plan

We require our NEOs to be focused on achievement of the critical, strategic and tactical objectives that lead to annual Company success. Therefore, performance goals under our AIP align their compensation with our annual business objectives. The design of the AIP, the selected performance measures and targets and the timing of payouts are designed to drive positive business performance on an annual basis.

2021 AIP

Pursuant to the terms of the 2021 AIP, each NEO was granted a threshold, target and maximum bonus award opportunity expressed as a percentage of base salary. These bonus award opportunities range from 0% to 150% of the target AIP opportunity for our NEOs.

At the beginning of each year, the Compensation Committee approves the assignment of a threshold, target and maximum objective for each financial performance measure. The target objectives are established based upon the operating budget approved by the Board. Actual year-end financial results are compared to plan objectives in order to determine the amount of any NEO bonus. If actual financial results fall between the threshold and target or the target and maximum objectives, bonuses are proportionately increased as a result of the threshold or target objective being exceeded. Notwithstanding the other provisions of the AIP, the Committee may reduce or eliminate any bonus payable to a NEO based upon the Committee's determination of individual performance or other factors it deems relevant. The Compensation Committee may not increase any bonus payable to a NEO.

As a result of the continued uncertainty of the pandemic, the Board approved administering the Company's 2021 performance over two independent performance cycles running from January 1, 2021 through June 30, 2021 ("1st Half AIP") and July 1, 2021 through December 31, 2021 ("2nd Half AIP") for the AIP performance metrics related to Adjusted EBITDA and Adjusted Net Sales. The Board felt it was necessary to process the 2021 AIP in two separate independent cycles due to the uncertain nature impacting the Company's results and difficulty in goal setting in the current environment. This allowed the Board to reassess market conditions and expectations midway through the year and make adjustments as needed.

The Company utilized pre-established performance criteria that are intended to align executive compensation with our 2021 business objectives. The 2021 AIP financial performance targets, which were set at levels in excess of the actual 2020 results, were as follows (dollars in thousands):

	AIP Performance Targets
	Threshold	Target	Maximum
Adjusted EBITDA (1st Half AIP)	$18,242	$21,461	$24,680
Payout percentage	50%	100%	150%

Adjusted EBITDA (2nd Half AIP)	$16,254	$18,872	$21,490
Payout percentage	50%	100%	150%

Adjusted Net Sales (1st Half AIP)	$204,733	$213,264	$221,795
Payout percentage	50%	100%	150%

Adjusted Net Sales (2nd Half AIP)	$203,892	$212,387	$220,882
Payout percentage	50%	100%	150%

Net Sales from Acquisitions	$12,000	$20,000	$60,000
Payout percentage	50%	100%	150%

The Compensation Committee approved AIP short-term performance goals to focus our NEOs on business priorities for the upcoming year. Under the 2021 AIP, target opportunities as a percent of each NEO's salary were set as follows:

	2021 AIP Target		2021 AIP Goal Weighting
	Amount	Percent of Base Salary	Adjusted EBITDA (1)	Adjusted Net Sales Dollars (2)	Net Sales from Acquisitions
Michael G. DeCata	$560,000	100%	60%	30%	10%
Ronald J. Knutson	229,154	60%	60%	30%	10%
Shane T. McCarthy	154,669	50%	60%	30%	10%
(1)    Annual goal weighting split equally (30%) between the 1st Half AIP and 2nd Half AIP.
(2)    Annual goal weighting split equally (15%) between the 1st Half AIP and 2nd Half AIP.

The 2021 AIP financial performance measure targets and payout percentages were as follows (dollars in thousands):

		2021 AIP Performance Targets
	Actual Payout Percentages	Threshold	Target	Maximum
Adjusted EBITDA (1st Half AIP)		$18,242	$21,461	$24,680
Payout percentage	50.8%	50%	100%	150%

Adjusted EBITDA (2nd Half AIP)		$16,254	$18,872	$21,490
Payout percentage	82.3%	50%	100%	150%

Adjusted Net Sales (1st Half AIP)		$204,733	$213,264	$221,795
Payout percentage	66.9%	50%	100%	150%

Adjusted Net Sales (2nd Half AIP)		$203,892	$212,387	$220,882
Payout percentage	57.8%	50%	100%	150%

Net Sales from Acquisitions		$12,000	$20,000	$60,000
Payout percentage	—%	50%	100%	150%

Compensation Performance Metrics
•Adjusted EBITDA (1st Half)
◦The Adjusted EBITDA (1st Half) target of $21.5 million was established based on our planned 2021 Adjusted EBITDA. Adjusted EBITDA is defined on page 26 above.

•Adjusted EBITDA (2nd Half)
◦The Adjusted EBITDA (2nd Half) target of $18.9 million was established based on our planned 2021 Adjusted EBITDA. Adjusted EBITDA is defined on page 26 above.

•Adjusted Net Sales (1st Half)
◦Adjusted Net Sales (1st Half) consisted of Net Sales, decreased for the net effect of foreign exchange rate changes and decreased for 2021 business initiatives which were not included in the established target.

•Adjusted Net Sales (2nd Half)
◦Adjusted Net Sales (2nd Half) consisted of Net Sales, decreased for the net effect of foreign exchange rate changes and decreased for 2021 business initiatives which were not included in the established target.

The actual financial results finished between threshold and target objectives for the 1st Half AIP and 2nd Half AIP for Adjusted EBITDA and Adjusted Net Sales, and below threshold objective for Net Sales from Acquisitions. This resulted in 2021 AIP payouts equal to 58.7% of the aggregate target award opportunity for our NEOs.

	2021 AIP Payout
	Target Payout	Actual Payout
Michael G. DeCata	$560,000	$328,728
Ronald J. Knutson	229,154	134,517
Shane T. McCarthy	154,669	90,793

Long-Term Incentive Plan

Background - LTIP

The Compensation Committee directly engaged independent compensation consultant FGMK to make LTIP recommendations intended to be competitive with market practices, aligned with the Company's business goals and supportive of the Company's strategy for retaining and motivating leadership talent, as well as rewarding for superior performance. The LTIP design process allows the Committee to evaluate and consider the specific plan components each year. The LTIP is designed to incentivize financial performance over a longer time period than the AIP. The LTIP opportunity, calculated as a percentage of base salary, is formulated to be competitive with market practices and aligned with our compensation philosophy and objectives.

2021-2023 LTIP

In 2021, long-term incentive awards were granted to the NEOs using three LTI award opportunities: twenty percent (20%) of the total target opportunity was granted in the form of RSUs, forty percent (40%) in PAs, and forty percent (40%) in MSUs. The target value of each award and the total 2021-2023 LTIP opportunity to each NEO is as follows:

Executive	RSU Target Award (1)	PA Target Award (1)	MSU Target Award (1)	Total 2021-2023 Opportunity
Michael G. DeCata	$112,000	$224,000	$224,000	$560,000
Ronald J. Knutson	61,108	122,216	122,216	305,540
Shane T. McCarthy	37,121	74,241	74,241	185,603
(1)    Additional shares are granted to Messrs. DeCata and Knutson in consideration for the two-year post-vest holding period applicable to vested shares. The additional shares are based on a two-year discount of 17.0%, as determined by an independent valuation.

Rationale for 2021-2023 LTIP Awards
Why award RSUs? RSUs were granted as a retention incentive that are aligned to the long-term interests of stockholders by rewarding executives for DSG's share price change. The RSUs cliff vest in full upon the completion of the three-year performance cycle on December 31, 2023, provided that the participant remains continuously employed by the Company through such date. Mr. Knutson is subject to a two-year post-vest holding requirement on RSUs granted as part of the 2021-2023 LTIP. He cannot transfer or otherwise dispose of one-hundred percent (100%) of these awards until January 1, 2026.

Why award PAs? PAs vest at the end of the three-year performance cycle based on the Company's performance against annual ROIC targets set in conjunction with the approved operating plan. The PA payout is calculated based on the Company’s 3-year cumulative average ROIC results relative to the cumulative 3-year average ROIC performance goal. PAs are exchangeable for Company common stock or an equivalent cash payment, at the Compensation Committee's discretion. ROIC% was selected as a performance metric because we feel this measure is a good indicator of whether or not a company is improving cash flows and thus increasing the enterprise value of the Company. We feel ROIC% is a solid indicator of company earnings generated by its capital base and aligned with future increases in stockholder value.

Why award MSUs? MSUs are stock-settled awards that have a direct link to long-term interests of stockholders by rewarding executives for DSG’s share price change vs. threshold, target and maximum stock price goals as recommended by the Committee, measured over the three-year performance cycle from grant date. The actual number of shares of our common stock issuable under MSUs is, therefore, variable based on the Company’s stock price over the three-year performance period. Mr. Knutson is subject to a two-year post-vest holding requirement on MSUs granted as part of the 2021-2023 LTIP. He cannot transfer or otherwise dispose of any of these awards until January 1, 2026.

For the 2021-2023 LTIP, the potential value of MSUs is determined as follows:
•The number of MSUs that will vest is based upon share price attainment determined by the trailing 60-trading day weighted average closing price of the Company's common stock on the vest date of December 31, 2023. Each participant will vest in the MSUs as follows:

	Threshold	Target	Maximum
Weighted Average Closing Stock Price (as of December 31, 2023)	$61.50	$71.50	$81.00
% of Target MSUs Vested	50%	100%	150%

If the weighted average stock price is between each of the above as stated, the number of MSUs vested will be calculated using straight-line interpolation between each defined share price level. If the stock price is below $61.50, the executive would not receive an award. If the stock price exceeds $81.00, the executive would receive 150% of their target award. The executive will realize ordinary income, if any, on the MSUs based upon the fair market value of each MSU at vest date.

2020-2022 LTIP

In 2020, long-term incentive awards were granted to the NEOs using three LTI award opportunities: twenty percent (20%) of the total target opportunity was granted in the form of RSUs, forty percent (40%) in PAs, and forty percent (40%) in MSUs. The target value of each award and the total 2020-2022 LTIP opportunity to each NEO is as follows:

Executive	RSU Target Award (1)	PA Target Award (1)	MSU Target Award (1)	Total 2020-2022 Opportunity
Michael G. DeCata(2)	$—	$—	$—	$—
Ronald J. Knutson	61,108	122,216	122,216	305,540
Shane T. McCarthy	37,121	74,241	74,241	185,603
(1)    Additional shares are granted to Mr. Knutson in consideration for the two-year post-vest holding period applicable to vested shares. The additional shares are based on a two-year discount of 17.0%, as determined by an independent valuation.
(2)    Mr. DeCata did not participate in the 2020-2022 LTIP; however, he was granted cash and equity awards pursuant to his employment agreement entered into on August 14, 2017, and amended on April 11, 2018, as described in the "Compensation Agreements" section.

•The RSUs cliff vest in full upon the completion of the three-year performance cycle on December 31, 2022, provided that the participant remains continuously employed by the Company through such date. Mr. Knutson is subject to a two-year post-vest holding requirement on RSUs granted as part of the 2020-2022 LTIP. He cannot transfer or otherwise dispose of one-hundred percent (100%) of these awards until January 1, 2025.

•The number of PAs that will vest is based on the Company's performance against annual ROIC targets set in conjunction with the approved operating plan. The PA payout is calculated based on the Company’s 3-year cumulative average ROIC results relative to the cumulative 3-year average ROIC performance goal. PAs are exchangeable for Company common stock or an equivalent cash payment, at the Compensation Committee's discretion. Mr. Knutson is subject to a two-year post-vest holding requirement on PAs granted as part of the 2020-2022 LTIP. He cannot transfer or otherwise dispose of one-hundred percent (100%) of these awards until January 1, 2025.
•The number of MSUs that will vest is based upon share price attainment determined by the trailing 60-trading day weighted average closing price of the Company's common stock on the vest date of December 31, 2022. Mr. Knutson is subject to a two-year post-vest holding requirement on MSUs granted as part of the 2020-2022 LTIP. He cannot transfer or otherwise dispose of any of these awards until January 1, 2025. Each participant will vest in the MSUs as follows:

	Threshold	Target	Maximum
Weighted Average Closing Stock Price (as of December 31, 2022)	$62.50	$71.50	$81.00
% of Target MSUs Vested	50%	100%	150%

If the weighted average stock price is between each of the above as stated, the number of MSUs vested will be calculated using straight-line interpolation between each defined share price level. If the stock price is below $62.50, the executive would not receive an award. If the stock price exceeds $81.00, the executive would receive 150% of their target award. The executive will realize ordinary income, if any, on the MSUs based upon the fair market value of each MSU at vest date.

2019-2021 LTIP

In 2019, long-term incentive awards were granted to the NEOs in three vehicles: thirty percent (30%) of the total target opportunity was granted in the form of RSUs, twenty percent (20%) in SPRs and fifty percent (50%) in MSUs. The target value of each award and the total 2019-2021 LTIP opportunity to each NEO is as follows:

Executive	RSU Target Award (1)	SPR Target Award	MSU Target Award (1)	Total 2019-2021 Opportunity
Michael G. DeCata(2)	$—	$—	$—	$—
Ronald J. Knutson	91,662	61,107	152,770	305,539
Shane T. McCarthy	53,539	35,693	89,232	178,464
(1)    Additional shares are granted to Mr. Knutson in consideration for the two-year post-vest holding period applicable to vested shares. The additional shares are based on a two-year discount of 17.0%, as determined by an independent valuation.
(2)    Mr. DeCata did not participate in the 2019-2021 LTIP; however, he was granted cash and equity awards pursuant to his employment agreement entered into on August 14, 2017, and amended on April 11, 2018, as described in the "Compensation Agreements" section.

•The RSUs vested in full upon the completion of the three-year performance cycle on December 31, 2021, as each participant remained continuously employed by the Company through such date. Mr. Knutson is subject to a two-year post-vest holding requirement on RSUs granted as part of the 2019-2021 LTIP. The executives cannot transfer or otherwise dispose of one-hundred percent (100%) of these awards until January 1, 2024.

•The SPRs cliff vested in full on December 31, 2021, as each participant remained continuously employed by the Company through such date. Each participant has five years after this vest date to exercise some or all of the vested SPRs. Additional details on the SPRs include:

▪The exercise price of the SPR award was equal to $30.54.
▪The executive will realize ordinary income, if any, on the difference between the exercise price and the fair market value of the SPR at exercise date.
•The Company's trailing weighted average 60-trading day closing stock price as of December 31, 2021 was $50.77. The MSU award was awarded at Maximum, as the 60-trading day weighted average closing stock price exceeded $49.00 and the executives received 150.0% of their target MSU award. Mr. Knutson is subject to a two-year post-vest holding requirement on MSUs granted as part of the 2019-2021 LTIP. The executives cannot transfer or otherwise dispose of any of these awards until January 1, 2024.

	Threshold	Target	Maximum
Weighted Average Closing Stock Price (as of December 31, 2021)	$40.00	$44.00	$49.00
% of Target MSUs Vested	50%	100%	150%

Benefits and Retirement Plans

The NEOs are eligible for both “standard” and “non-qualified” benefits. Standard benefits are generally available to all of our employees and in some cases are subject to favorable tax treatment. Our standard benefit plans cover such items as health insurance, life insurance, vacation, profit sharing and 401(k) retirement savings. NEOs and employees are required to contribute to offset a portion of the cost of certain plans. In contrast to our standard benefits plans, non-qualified plans are not generally available to all employees and are not subject to favorable tax treatment under the Code.

Non-qualified benefits available to executives include the opportunity to receive Company profit sharing and 401(k) matching contributions in excess of the 2021 IRS annual compensation limit of $290,000, but not to exceed their current base salary, as well as the opportunity to defer compensation in a deferred compensation plan. The deferred compensation plan allows participants to defer the receipt of compensation arising from cash or vested stock-based compensation until a later year from the year earned and, therefore, defer payment of income taxes into retirement years when their personal income and tax levels are generally lower. A feature of the deferred compensation plan allows participants to select a set of mutual funds for cash compensation deferrals, which are then tracked for growth. The Company purchases life insurance policies which have been deposited into a rabbi trust to offset the Company's deferred compensation liability. Executives in the plan are unsecured creditors of the Company.

The Company has broad-based, qualified profit-sharing and 401(k) plans available to the NEOs, along with other employees, to facilitate retirement savings. Along with other employees, the Company matches 100% of the first 3% and 50% of the next 2% of NEO contributions to the 401(k) plan. The Company does not offer any other post-retirement benefits to the CEO or other NEOs. For 2021, the Company did not make a profit-sharing contribution of participant's eligible earnings.

Perquisites

We occasionally offer relocation benefits to certain executives under our executive relocation policy. However, we do not offer other perquisites for our executives nor do we provide executives with the use of a company aircraft, the services of an executive dining room or vehicles. Each NEO is eligible to receive up to $1,000 for financial planning.

Separation and Change-in-Control

Employment and Change-in-Control Contracts

Certain NEOs have employment contracts with the Company as further described in the "Compensation Agreements" section on page 45. Employment and change-in-control contracts help attract executives to work for the Company by protecting them from certain risks, such as position elimination in the event of a business reorganization or a change-in-control or sale of the Company. The executives or their heirs may also be protected in case of disability or death.

Role of Executives in Setting Compensation

The Company's CEO makes recommendations on compensation to the Compensation Committee for all executive officers except himself. Executive officers will generally make compensation recommendations to the CEO regarding employees who report to them. Executives are not involved in decisions regarding their own compensation. The Compensation Committee has overall responsibility for the compensation programs for the CEO and other NEOs as described in the Corporate Governance section under “The Compensation Committee”. The CEO may not be present in any meeting of the Compensation Committee in which his compensation is discussed.

Role of the Independent Compensation Consultant

In 2021, the Compensation Committee engaged FGMK to perform benchmarking analyses of executive officer compensation and make recommendations on peer group determination, performance metrics and incentive opportunity levels for the NEOs. FGMK was asked to make recommendations related to the LTIP awards, including plan design, performance metrics and goals, and related incentive opportunities and estimated plan costs. FGMK performs no other services for the Company. The Compensation Committee has reviewed the independence of FGMK in light of SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that FGMK's work for the Compensation Committee does not raise any conflict of interest. All work performed by FGMK is subject to review and approval of the Compensation Committee who has the right to terminate FGMK at any time.

Tax & Accounting Considerations

Policy with Respect to Code Section 162(m)

Code Section 162(m) limits the Company's ability to deduct compensation paid in any given year to our “covered employees” (as defined by Section 162(m), generally, our current and former named executive officers) in excess of $1.0 million. Prior to the enactment of legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) provided an exception from this deduction limit for certain forms of “performance-based compensation,” which included the gain recognized by covered employees upon the exercise of compensatory stock options and on the vesting of performance share awards. The TCJA repealed the performance-based compensation exemption under Section 162(m), effective for taxable years beginning after December 31, 2017, subject to certain transition relief. This repeal means that compensation paid to our covered employees in excess of the $1.0 million compensation limitation under Code Section 162(m) will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017, commonly referred to as grandfathered amounts. While our Compensation Committee will continue to consider tax deductibility in determining executive compensation, the Compensation Committee will use its business judgment (as done from time to time in the past) when it is in our best interest to provide for compensation that may not be deductible.

Stock-Based Compensation

The fair value of stock-based compensation, which includes equity incentives such as stock options, restricted stock awards, RSUs and MSUs as well as cash-based SPRs, is measured in accordance with GAAP and is expensed over the applicable vesting period.

Code Sections 280G and 4999

Code Sections 280G and 4999 relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change-in-control (“CIC”) if the payment exceeds three times the executive's base earnings (as defined by Code Section 280G). The Company seeks to minimize the tax consequences that might arise under a potential CIC of DSG by limiting the amount of compensation that may be paid to an executive in such a circumstance. In the event the excise tax is triggered, the existing CIC agreements provide that the Company will reduce the CIC payment by the amount necessary so that the payment will not be subject to the excise tax, if this would result in the most beneficial outcome for the executive, net of all federal state and excise taxes. Should the Company not reduce the payment as noted, the existing agreements do not provide for any gross-up payment related to potential Code Section 280G excise taxes, which are the sole responsibility of the executive.

COMPENSATION AGREEMENTS

Key terms of compensation agreements currently in effect between Lawson Products and the Company’s NEOs are summarized below.

Mr. Michael G. DeCata

Employment Agreement

Mr. DeCata originally became employed under an October 16, 2012 agreement. On August 14, 2017, the Company entered into an employment agreement ("Employment Agreement") with Michael G. DeCata, as President and Chief Executive Officer. This Employment Agreement replaced and superseded an employment agreement, dated January 12, 2015, by and between the Company and Mr. DeCata.

Pursuant to this Employment Agreement, Mr. DeCata was eligible for a performance-based annual incentive opportunity as determined each year by the Board-approved Annual Incentive Plan. On or before the tenth day following the payment of an AIP bonus to Mr. DeCata, he was entitled to elect to use all or a portion of his after-tax AIP bonus to purchase shares of the Company's common stock. In connection with this election, Mr. DeCata was entitled to receive an award of RSAs in an amount equal to the number of shares purchased, which would vest 3 years from the grant date of the award.

As part of his Employment Agreement, Mr. DeCata was granted cash and equity awards in lieu of his LTIP participation in future years. Mr. DeCata was not eligible for the regular cycle annual LTIP grants for the following three-year performance cycles: 2018-2020; 2019-2021; and 2020-2022. However, to address a potential inconsistency with the Company’s Equity Plan, the Company and Mr. DeCata entered into an amendment of the Employment Agreement (the “Employment Agreement Amendment”) on April 11, 2018 to make changes to the equity award structure set forth in the Employment Agreement (as described further in the "Outstanding Equity Awards at December 31, 2021" section).

The Employment Agreement provided that if the Company terminated Mr. DeCata without cause, or he terminated his employment for good reason (each as defined in the employment agreement), Mr. DeCata would be entitled to receive 300% of his then current base salary payable in monthly installments for a period of 24 months; and coverage under the Company's health benefit plans for an additional 24 months following termination for Mr. DeCata and his family; and all outstanding unvested equity awards that would have otherwise vested during the 24-month period had he remained employed during this period, if any, would immediately vest upon the effective date of the termination. The Employment Agreement provided that Mr. DeCata would have until the earlier of (A) one year following the effective date of termination (or such longer exercise period that may be provided in an award agreement evidencing such equity award) and (B) the expiration of the term of such equity award to exercise any vested equity award that is subject to being exercised. The Employment Agreement provided that this would apply only to unvested equity awards where vesting is solely service-based, but would not apply to unvested equity awards where vesting is performance-based in whole or in part.

The Employment Agreement provided that if within 24 months following a change in control (as defined in his Employment Agreement, as amended) the Company terminated Mr. DeCata's employment without cause, or if he terminated his employment for good reason, he would be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the higher of the target bonus or the actual bonus for the prior year. In addition, the Employment Agreement provided that Mr. DeCata and his family would be covered under the Company's health benefit plans for two years following termination. The Employment Agreement provided that all of Mr. DeCata's outstanding equity awards, if any, would immediately vest upon the effective date of termination to the extent not already vested and he would have until the earlier of (A) one year following the effective date of termination (or such longer exercise period that may be provided in an award agreement evidencing such equity award) and (B) the expiration of the term of such equity award to exercise any equity award that is subject to being exercised. The completion of the Mergers (as defined in the section entitled “Certain Relationships and Related Transactions” in this proxy statement) constituted a change in control for purposes of the severance provisions in Mr. DeCata’s Employment Agreement.

The Employment Agreement provided that in the event Mr. DeCata died while employed by the Company, his designated beneficiaries would receive an amount equal to two times Mr. DeCata's then current annual base salary and they would be entitled to coverage under the Company's health benefit plans for an additional 24 months.

The Employment Agreement provided that if Mr. DeCata became disabled, the Company would pay his compensation at a rate equal to 100% of his then current salary for twelve months plus his target bonus with respect to the year in which the termination occurs and at a rate equal to 60% of his then current salary for 24 months thereafter plus his target bonus with respect to the year in which the termination occurs. The Employment Agreement provided that coverage under the Company's health benefit plan would be continued for five and one-half years.

Mr. DeCata has agreed not to compete with the Company during the period of employment and for a period of 18 months thereafter.

Retirement and Consulting Agreement

On April 4, 2022, Mr. DeCata entered into an agreement pursuant to which he agreed to retire from his positions as President and Chief Executive Officer and as a member of the Board of Directors of the Company on May 1, 2022. The agreement also provided that, effective as of April 4, 2022, Mr. DeCata retired from his position as President and Chief Executive Officer of Lawson Products, Inc., an Illinois corporation (the “Lawson Products Operating Company”), and all other positions with the Lawson Products Operating Company. The Lawson Products Operating Company is a wholly-owned subsidiary of the Company.

In connection with Mr. DeCata’s retirement, the Lawson Products Operating Company and Mr. DeCata entered into a Retirement and Consulting Agreement, dated as of April 4, 2022 (the “DeCata Consulting Agreement”), pursuant to which Mr. DeCata agreed (1) to remain employed as the Chief Executive Officer of the Company through May 1, 2022, (2) that effective as of May 1, 2022, Mr. DeCata will be deemed to have resigned from all his positions with the Company (including his membership on the Board of Directors of the Company) and (3) to thereafter provide during the Consulting Period (as defined below) consulting and advisory services from time to time as may be reasonably requested by the Lawson Products Operating Company’s Chief Executive Officer or a member of the Company’s Board of Directors. The “Consulting Period,” as used in this subsection, means the period commencing on May 1, 2022, and continuing until the earliest of (i) May 1, 2026, (ii) the Lawson Products Operating Company’s termination of Mr. DeCata’s consulting and advisory services and (iii) Mr. DeCata’s death or disability.

The DeCata Consulting Agreement provides that Mr. DeCata will receive through May 1, 2022, (i) his current base salary, (ii) continued eligibility to receive the employee benefits Mr. DeCata currently receives (provided that Mr. DeCata will not be eligible to receive an Annual Incentive Plan award or a Long-Term Incentive Plan award for any period on or after May 1, 2022) and (iii) certain other accrued compensation under his Employment Agreement.

The DeCata Consulting Agreement also provides that (1) during the Consulting Period, Mr. DeCata shall be entitled to receive an annualized amount of $600,000 per year, payable in monthly installments, for each month of the Consulting Period, (2) the Consulting Period shall be deemed to be continued employment for purposes of Mr. DeCata’s existing equity awards that are market stock units or stock performance rights, (3) all of Mr. DeCata’s outstanding restricted stock units will be accelerated as of May 1, 2022, and (4) Mr. DeCata shall continue to be covered under the Lawson Products Operating Company’s group health plan, including any spousal and dependent coverage, at active employee rates, through the end of the Consulting Period. However, the DeCata Consulting Agreement further provides that if the Consulting Period terminates prior to May 1, 2026, for any reason other than (i) a voluntary termination by Mr. DeCata (which does not include a termination because of death or disability) or (ii) a termination by the Lawson Products Operating Company due to Mr. DeCata’s material breach of the DeCata Consulting Agreement, the payments and benefits described in the preceding sentence will continue to be paid or provided through May 1, 2026.

In addition, the DeCata Consulting Agreement obligates Mr. DeCata to provide a general waiver and release of claims in the form prescribed by the DeCata Consulting Agreement no later than June 30, 2022 and obligates Mr. DeCata to comply with certain restrictive covenants.

Mr. Ronald J. Knutson

Mr. Knutson is employed under an amended and restated employment agreement as of August 29, 2012. The agreement provides that he will be eligible for performance-based annual incentive bonuses, he is eligible to participate in the LTIP and he is eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants.

If the Company terminates Mr. Knutson without cause, or he terminates his employment for good reason (each as defined in the employment agreement), Mr. Knutson will receive his then current base salary for two years, a pro rata bonus based on the most recent annual bonus, outplacement services not to exceed $25,000, and coverage under the Company's health benefit plans for an additional two years following termination.

If within 12 months following a change in control (as defined in his employment agreement) the Company terminates Mr. Knutson's employment without cause, or if he terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the most recent annual bonus. In addition, all previously unvested equity-based compensation awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days. Mr. Knutson and his family will be covered under the Company's health benefit plans for two years following termination and eligible to receive outplacement services not to exceed $25,000. The completion of the Mergers (as defined in the section entitled “Certain Relationships and Related Transactions” in this proxy statement) constituted a change in control for purposes of the severance provisions in Mr. Knutson’s amended and restated employment agreement.

In the event Mr. Knutson dies while employed by the Company, his designated beneficiaries will receive an amount equal to two times Mr. Knutson's then current annual base salary and they will be entitled to coverage under the Company's health benefit plans for an additional 24 months.

If Mr. Knutson becomes disabled, the Company will pay his compensation at a rate equal to 100% of his then current salary for twelve months and at a rate equal to 60% of his then current base salary for 24 months thereafter. Coverage under the Company's health benefit plan will be continued for five and one-half years.

Mr. Knutson has agreed not to compete with the Company during the period of employment and for a period of two years thereafter.

Shane T. McCarthy

Mr. McCarthy was not employed under an employment agreement immediately prior to his termination from the Company on January 21, 2022; however, certain terms of his prior employment were described under his change in control agreement as of October 15, 2015. This agreement provided that if Mr. McCarthy without cause or good reason was terminated within 1 year of consummation of a change in control (as defined in his change in control agreement), he would be entitled to receive severance in the amount of 12 months of his then current base salary, as well as the greater of his then current target annual bonus payout level and the annual incentive bonus most recently paid to Mr. McCarthy. All of Mr. McCarthy's outstanding equity awards, if any, would immediately vest upon the effective date of termination to the extent not already vested, and he would have until the earlier of (A) ninety (90) days following the effective date of termination (or such longer exercise period that may be provided in an award agreement evidencing such equity award) and (B) the term of such equity award to exercise any vested equity award that is subject to being exercised.

Mr. McCarthy was eligible for performance-based annual incentive bonuses, as well as participation in the LTIP and he was eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants. As stated in his LTIP agreement, any awards would immediately vest in full in the event of a change in control.

EXECUTIVE COMPENSATION

2021 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for the last two fiscal years awarded to or earned by individuals who served during 2021 as the Company's CEO and each of the Company's two other most highly compensated executive officers in 2021.

					SPR/	Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	Total ($)

Michael G. DeCata (5)(6)	2021	$560,000	$—	$559,963	$—	$328,728	$25,896	$1,474,586
Former President and Chief Executive Officer	2020	448,000	—	200,360	—	355,607	20,116	1,024,083

Ronald J. Knutson	2021	381,924	—	305,538	—	134,517	17,947	839,926
Executive Vice President, Chief Financial Officer and Treasurer	2020	354,075	—	305,548	—	145,516	16,833	821,972

Shane T. McCarthy (7)	2021	309,338	—	185,634	—	90,793	14,539	600,304
Former Senior Vice President, Supply Chain, Product Management & Marketing	2020	285,592	—	185,591	—	98,216	13,976	583,375
(1)    The amounts listed in this column represent the base salary paid to the NEOs in 2021 and 2020. In order to mitigate the impact of COVID-19, the base salary of Mr. DeCata was reduced by 30% and the base salary of Messrs. Knutson and McCarthy were reduced by 25%. These actions were applied effective April 16, 2020 and reversed effective August 1, 2020 for Messrs. Knutson and McCarthy. Mr. DeCata's base salary was reinstated to $560,000 effective January 1, 2021.
(2)    The amounts in this column represent the aggregate grant date fair value of the MSU-based portion of the 2020-2022 LTIP and 2021-2023 LTIP to be awarded at the end of the three-year performance period determined in accordance with FASB Accounting Standards Codification ("ASC") 718 using a generally accepted valuation methodology. The maximum award that can be earned in year three of the 2021-2023 LTIP if maximum performance is achieved, based on the grant date value of our common stock and assuming a per share price of $81.00, which is the maximum performance goal, is as follows: Mr. DeCata - $807,611; Mr. Knutson - $440,681; and Mr. McCarthy - $222,224. The amounts in this column also represent the restricted stock awards granted in 2021, which cliff vest subject to recipient's continued employment with the Company. The amounts in this column also represent the performance awards granted in 2021, which are exchangeable for Company common stock, or the equivalent amount in cash, based upon the achievement of certain financial performance metrics.
(3)    Amounts represent AIP bonuses earned (rather than paid) in the respective year. The AIP bonuses awarded in 2021 reported above were paid out in 2022. For a discussion of our AIP, see the subsections of this proxy statement above entitled “Annual Incentive Plan” and “Compensation Performance Metrics.”
(4)    See All Other Compensation table for details regarding the amounts in this column for 2021.
(5)    In 2017, Mr. DeCata was granted cash and equity awards in lieu of his LTIP participation in future years. Mr. DeCata is not eligible for the regular cycle annual LTIP grants for the following three-year performance cycles: 2018-2020; 2019-2021; and 2020-2022.
(6)    Mr. DeCata resigned from his positions as President and Chief Executive Officer effective May 1, 2022.
(7)    Mr. McCarthy’s employment with the Company terminated on January 21, 2022.

ALL OTHER COMPENSATION IN 2021

	Profit	401(k)	Deferred
	Sharing	Matching	Compensation	Disability
	Contribution	Contribution	Contributions	Insurance	Financial
Name and Principal Position	(1)	(2)	(3)	(4)	Planning	Total

Michael G. DeCata	$—	$11,600	$10,800	$2,196	$1,300	$25,896
Former President and Chief Executive Officer

Ronald J. Knutson	—	11,600	3,677	2,670	—	17,947
Executive Vice President, Chief Financial Officer and Treasurer

Shane T. McCarthy	—	10,743	774	1,472	1,550	14,539
Former Senior Vice President, Supply Chain, Product Management & Marketing
(1)    The Company did not make a profit-sharing contribution for 2021.
(2)    The Company matches all plan participant contributions equal to 100% on the first 3% of the employee's contributions and 50% on the next 2% of contributions.
(3)    The Company made a deferred compensation contribution of 4.00% of participants’ base salary in excess of the 2021 IRS annual compensation limit of $290,000 to all plan participants, including the NEOs as described above under the "Nonqualified Deferred Compensation" table.
(4)    The Company provides individual disability insurance coverage for all Vice Presidents, Executive Vice Presidents and the CEO/President.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Stock Performance Rights and Stock Option Awards (1)					Stock Awards		Stock Awards
	Number of Securities Underlying Unexercised Options/SPRs		Options/SPR Exercise Price		Options/ SPR Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not yet vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not yet vested

Named Executive Officer	Exercisable	Unexercisable

Michael G. DeCata	162,857	—	25.16	(3)	1/12/2022
(former executive)	126,667	—	29.16	(3)	1/12/2022
	90,476	—	33.16	(3)	1/12/2022
	17,143	—	25.16	(3)	1/12/2022
	13,333	—	29.16	(3)	1/12/2022
	9,524	—	33.16	(3)	1/12/2022
	15,977	—	18.98	(4)	12/31/2023
	17,210	—	23.70	(5)	8/14/2024
	13,667	—	27.70	(5)	8/14/2024
	10,123	—	31.70	(5)	8/14/2024
	16,790	—	23.70	(5)	8/14/2024
	13,333	—	27.70	(5)	8/14/2024
	9,877	—	31.70	(5)	8/14/2024
				(6)		2,500	136,875
				(7)		3,000	164,250
				(8)		2,641	144,595
				(9)		2,641	144,595
				(10)				3,323	181,934

Ronald J. Knutson	6,208	—	25.16	(11)	12/31/2022
	9,023	—	18.98	(4)	12/31/2023
	7,983	—	22.75	(12)	12/31/2024
	8,742	—	24.70	(13)	12/31/2025
	5,017	—	30.54	(14)	12/31/2026
				(15)		1,766	96,688
				(16)		1,766	96,688
				(8)		1,441	78,895
				(9)		1,441	78,895
				(17)				3,627	198,567
				(10)				1,813	99,262

Shane T. McCarthy	4,440	—	22.75	(12)	12/31/2024
(former executive)	5,057	—	24.70	(13)	12/31/2025
	2,930	—	30.54	(14)	12/31/2026
				(15)		890	48,728
				(16)		890	48,728
				(8)		727	39,803
				(9)		727	39,803
				(17)				1,828	100,083
				(10)				914	50,042

(1)    The data in this chart represents grants under SPRs, which have similar characteristics to options as they are tied to performance of the Company’s stock price but are settled in cash upon exercise.
(2)    RSUs are valued at closing stock price at December 31, 2021 of $54.75.
(3)    Mr. DeCata was awarded an option to purchase 40,000 shares of Company common stock and 380,000 SPRs in lieu of his participation in the 2015-2017 LTIP. The options and SPRs were granted as follows: (a) 17,143 of the options and 162,857 of the SPRs have an exercise price of $25.16, (b) 13,333 of the options and 126,667 of the SPRs have an exercise price of $29.16 and (c) 9,524 of the options and 90,476 of the SPRs have an exercise price of $33.16. One-third of each tranche of options and SPRs vested and became exercisable on the first, second and third anniversaries of the grant date. In connection with the closing of the transaction between the Company, Gexpro Services and TestEquity, and the terms of our Insider Trading Policy, Mr. DeCata was subject to the limitations of exercising equity vehicles during a blackout period in effect during the expiration date of the awards. Trading may resume on the 3rd business day following the Company’s earnings release for Q1 2022 and at such time, Mr. DeCata will have a period up to 30 days, as determined by the Committee, to exercise these awards.
(4)    Represents the SPRs granted on 1/15/16, as part of the 2016-2018 LTIP, which vested on 12/31/2018.
(5)    Mr. DeCata was awarded an option to purchase 40,000 shares of Company common stock and 41,000 SPRs in lieu of his participation in the regular cycle annual LTIP grants for the following three-year performance cycles: 2018-2020, 2019-2021 and 2020-2022. The options and SPRs were granted as follows: (a) 16,790 of the options and 17,210 of the SPRs have an exercise price of $23.70, (b) 13,333 of the options and 13,667 of the SPRs have an exercise price of $27.70 and (c) 9,877 of the options and 10,123 of the SPRs have an exercise price of $31.70. One-third of each tranche of options and SPRs vested and became exercisable on the first, second and third anniversaries of the grant date.
(6)    Mr. DeCata was awarded 2,500 RSAs in connection with his purchase of Company common stock following the payment of his AIP bonus. The right to receive shares of Company common stock shall vest in full on March 2, 2023, provided Mr. DeCata does not sell or transfer the purchased shares prior to this date.
(7)    Mr. DeCata was awarded 3,000 RSAs in connection with his purchase of Company common stock following the payment of his AIP bonus. The right to receive shares of Company common stock shall vest in full on March 9, 2023, provided Mr. DeCata does not sell or transfer the purchased shares prior to this date.
(8)    Represents the RSUs granted on 1/5/21 as part of the 2021-2023 LTIP, which cliff vest on 12/31/2023 subject to the recipient’s continued employment with the Company.
(9)    Represents the PAs granted on 1/5/2021 as part of the 2021-2023 LTIP. PAs are exchangeable for shares of Company common stock, or the equivalent amount in cash, based upon the achievement of certain financial performance metrics during the performance period. PAs reflect threshold awards (i.e., the minimum payout level), as Company ROIC performance for the performance period is below the threshold performance level.
(10)    Represents the MSUs granted on 1/5/21 as part of the 2021-2023 LTIP award, which cliff vest on 12/31/2023 based on the trailing 60 trading day average closing price of the Company’s common stock at vest date on December 31, 2023 and subject to the recipient’s continued employment with the Company. MSUs reflect threshold awards (i.e., the minimum payout level), as closing stock price at December 31, 2021 of $54.75 per share does not meet threshold price of $61.50.
(11)    Represents the SPRs granted on 1/13/15 as part of the 2015-2017 LTIP, which vested on 12/31/2017.
(12)    Represents the SPRs granted on 1/12/17 as part of the 2017-2019 LTIP, which vested on 12/31/2019.
(13) Represents the SPRs granted on 1/8/18 as part of the 2018-2020 LTIP, which vested on 12/31/2020.
(14) Represents the SPRs granted on 3/5/19 as part of the 2019-2021 LTIP, which cliff vest on 12/31/2021 subject to the recipient’s continued employment with the Company.
(15) Represents the RSUs granted on 2/25/20 as part of the 2020-2022 LTIP, which cliff vest on 12/31/2022 subject to the recipient’s continued employment with the Company.
(16) Represents the PAs granted on 2/25/2020 as part of the 2020-2022 LTIP. PAs are exchangeable for shares of Company common stock, or the equivalent amount in cash, based upon the achievement of certain financial performance metrics during the performance period. PAs reflect threshold awards (i.e., the minimum payout level), as Company ROIC performance for the performance period is below the threshold performance level.
(17) Represents the MSUs granted on 2/25/20 as part of the 2020-2022 LTIP award, which cliff vest on 12/31/2022 based on the trailing 60 trading day average closing price of the Company’s common stock at vest date on December 31, 2022 and subject to the recipient’s continued employment with the Company. MSUs reflect threshold awards (i.e., the minimum payout level), as closing stock price at December 31, 2021 of $54.75 per share does not meet threshold price of $61.50.

NONQUALIFIED DEFERRED COMPENSATION

Under the Company's 2004 Executive Deferral Plan, certain executives, including NEOs, may defer portions of their base salary, bonus, and LTIP award amounts. Deferral elections are made by eligible executives by the end of the year proceeding the plan year for which the election is made. An executive may defer a minimum of $2,000 aggregate of base salary, bonus and/or LTIP award. The maximum deferral amount for any plan year is 80% of base salary, 100% of bonus and 100% of LTIP amounts. The Company also makes a contribution to the 2004 Deferral Plan equal to the amount the executives, including NEOs, would have received under the Company's tax-qualified 401(k) plan, but for Internal Revenue Code limits.

The investment options available to an executive include funds generally similar to or as available through the Company's qualified retirement plan. The Company does not provide for any above market return for participants in the 2004 Executive Deferral Plan.

An executive may elect to receive distributions under three scenarios, receiving benefits in either a lump sum or in annual installments up to five years in the event of termination and up to fifteen years in the event of death or disability. Upon demonstrating an unforeseeable financial emergency and receipt of approval from the Compensation Committee, an executive may interrupt deferral or be allowed to access funds in his deferred compensation account.

Named Executive Officer	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions in Last FY	Aggregate Balance at Last FYE (3)

Michael G. DeCata (former executive)	$—	$10,800	$377,632	—	$3,116,282

Ronald J. Knutson	168,323	3,677	252,169	—	2,392,134

Shane T. McCarthy (former executive)	30,934	774	96,768	—	1,288,822
(1)    Represents contributions in 2022 pertaining to 2021 earnings.
(2)    Represents 401(k) contributions in excess of the 2021 IRS annual compensation limit of $290,000. The Company did not make a profit-sharing contribution based on 2021 results.
(3)    Amounts reported at the beginning of the fiscal year were $2,727,850, $1,967,965 and $1,160,347 for Messrs. DeCata, Knutson and McCarthy.

Defined Benefit Plans

We do not maintain or contribute to any defined benefit pension plans or supplemental executive retirement plans for our NEOs.

DIRECTOR COMPENSATION IN 2021

Director Compensation

In 2021, the Company's non-employee directors were eligible to receive an annual cash retainer of $75,000 (paid on a quarterly basis) for participating in the Board and Board committee meetings. The directors also received a regular cycle annual restricted stock grant with a grant date fair value of $75,000 that cliff-vests upon the one-year anniversary of the date of grant. Directors' travel expenses for attending meetings are reimbursed by the Company. The Compensation Committee meets annually to review and approve director compensation. Director fees are pro-rated for periods of service less than a full year.

The independent Lead Director received an additional $25,000 for his services, and the Chairpersons of the respective Board committees received additional compensation as follows:

Committee Chairperson	Additional Annual Compensation

Independent Lead Director	$25,000
Audit	20,000
Compensation	15,000
Nominating and Corporate Governance	7,500

Director Compensation Table

The following table shows compensation earned in 2021 by non-employee directors.

Director	2021 Fees Earned or Paid in Cash	2021 Stock Awards (1)	2021 Total

Andrew B. Albert	$82,500	$75,000	$157,500
I. Steven Edelson	75,000	75,000	150,000
Charles D. Hale (2)	37,500	75,000	112,500
Lee S. Hillman	135,000	75,000	210,000
J. Bryan King (3)	—	—	—
Mark F. Moon	75,000	75,000	150,000
Bianca A. Rhodes (4)	65,625	75,000	140,625
(1)    Represents the grant date fair value of the RSUs for 2021 board service. As of December 31, 2021, each of our non-employee directors held 1,399 shares of unvested restricted stock, with the exception of J. Bryan King, who did not receive any RSUs for his 2021 board service.
(2)    On May 11, 2021, Charles D. Hale’s service as a member of the Board of Directors ended at the end of his elected term.
(3)    J. Bryan King waived his right to the regular cycle annual restricted stock grant for 2021, as well as any director fees for 2021.
(4)    Effective May 11, 2021, Bianca A. Rhodes was elected to the Board and the committees she serves.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s policy regarding related party transactions is outlined in the Code of Conduct which is applicable to all employees and sales representatives and is available on our website at www.distributionsolutionsgroup.com in the investor relations corporate governance section. Additionally, all directors and senior officers of the Company must complete an annual questionnaire in which they are required to disclose in writing any related party transactions.

The Company’s policy is for all transactions between the Company and any related person to be promptly reported to the Company’s Secretary and General Counsel who will gather the relevant information about the transaction and present the information to the Audit Committee. The Audit Committee then determines whether the transaction is a material related party transaction to be presented to the Board of Directors. The Board of Directors then approves, ratifies, or rejects the transaction. A majority of the members of the Company’s Board of Directors and a majority of independent and disinterested directors must approve the transaction for it to be ratified. The Board of Directors only approves those proposed transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders.

Business Combination with TestEquity and Gexpro Services

On December 29, 2021, the Company entered into:

•    an Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder (“TestEquity”), (iii) the Company and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of the Company (the “TestEquity Merger”); and

•    an Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder (“Gexpro Services”), (iii) the Company and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of the Company (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

On April 1, 2022 (the “Closing Date”), the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement. In accordance with the TestEquity Merger Agreement, Merger Sub 1 merged with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of the Company. In accordance with and under the terms of the TestEquity Merger Agreement, in connection with the closing of the TestEquity Merger on the Closing Date, the Company: (i) issued to the TestEquity Equityholder 3,300,000 shares of Company common stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity. The TestEquity Merger Agreement provides that up to an additional 700,000 shares of Company common stock will be potentially issuable to the TestEquity Equityholder in accordance with, and subject to the terms and conditions of, the earnout provisions of the TestEquity Merger Agreement.

On the Closing Date, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement. In accordance with the Gexpro Services Merger Agreement, Merger Sub 2 merged with and into Gexpro Services, with Gexpro Services surviving as a wholly-owned subsidiary of the Company. In accordance with and under the terms of the Gexpro Services Merger Agreement, in connection with the closing of the Gexpro Services Merger on the Closing Date, the Company: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of Company common stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services. The Gexpro Services Merger Agreement provides that up to an additional 1,000,000 shares of the Company common stock will be potentially issuable to the Gexpro Services Stockholder in accordance with, and subject to the terms and conditions of, the earnout provisions of the Gexpro Services Merger Agreement.

Based on the $38.69 closing price of Company common stock on the NASDAQ Global Select Market on the Closing Date, (i) the 3,300,000 shares of Company common stock issued to the TestEquity Equityholder had a value of approximately $127.7 million and (ii) the 7,000,000 shares of Company common stock issued to the Gexpro Services Stockholder had a value of approximately $270.8 million.

As of the Closing Date and as of September 30, 2022, entities affiliated with LKCM and J. Bryan King, including private investment partnerships for which LKCM serves as investment manager, owned a majority of the ownership interests in the TestEquity Equityholder (which in turn owned all of the outstanding equity interests of TestEquity as of immediately prior to the completion of the TestEquity Merger, and which received all of the shares of Company common stock issued in connection with the TestEquity Merger). As of the Closing Date, each of J. Bryan King and Mark F. Moon (who are members of the Company’s board of directors and nominees for re-election as a director at the Annual Meeting) was a director of the TestEquity Equityholder. In addition, as of the Closing Date and as of September 30, 2022, each of Mark F. Moon and Russ Frazee (who is the Chief Executive Officer of TestEquity) held a direct or indirect equity interest in, the TestEquity Equityholder.

As of the Closing Date and as of September 30, 2022, entities affiliated with LKCM and J. Bryan King, including private investment partnerships for which LKCM serves as investment manager, owned a majority of the ownership interests in the Gexpro Services Stockholder (which in turn owned all of the outstanding stock of Gexpro Services as of immediately prior to the completion of the Gexpro Services Merger, and which received all of the shares of Company common stock issued in connection with the Gexpro Services Merger). In addition, as of the Closing Date and as of September 30, 2022, Robert H. Connors (who is the President and Chief Executive Officer of Gexpro Services) held a direct or indirect equity interest in, the TestEquity Equityholder.

As of the day immediately preceding the Closing Date, entities affiliated with LKCM and J. Bryan King beneficially owned approximately 48% of the shares of Company common stock outstanding as of the day immediately preceding the Closing Date.

As a result of and immediately after the consummation of the Mergers, entities affiliated with LKCM and J. Bryan King beneficially owned in the aggregate approximately 14,640,000 shares of Company common stock as of the Closing Date, which shares represented approximately 75% of the shares of Company common stock outstanding as of the Closing Date after giving effect to the issuance of shares as of the Closing Date in connection with the consummation of the Mergers. Such aggregate share amount does not include any of the up to 700,000 additional shares of Company common stock or any of the up to 1,000,000 additional shares of Company common stock potentially issuable to the TestEquity Equityholder and the Gexpro Services Stockholder, respectively, in accordance with the earnout provisions of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, respectively.

Additional Information about Certain Beneficial Owners of Company Common Stock

As of September 26, 2022, LKCM and J. Bryan King beneficially owned approximately 74.3% and 73.1%, respectively, of the issued and outstanding shares of Company common stock. Mr. King is the Chairman of the Board of Directors of the Company. Mr. King has also served as President and Chief Executive Officer of the Company since May 1, 2022. For additional information about the beneficial ownership of Company common stock by LKCM and J. Bryan King, and their affiliated entities holding such shares of Company common stock, see the section entitled of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.” As a result of such beneficial ownership, LKCM and Mr. King are able to exercise significant control over the election of directors to the Board of Directors of the Company and the vote on all other matters submitted to a vote of the Company’s stockholders.

Registration Rights Agreement

In connection with the consummation of the Mergers, the Company, the TestEquity Equityholder and the Gexpro Services Stockholder entered into a Registration Rights Agreement, dated as of April 1, 2022 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company has agreed to register for resale, subject to the terms and conditions set forth therein, any and all Registrable Securities.

“Registrable Securities” means any and all (i) shares of Company common stock beneficially owned by the Demand Shareholders (as defined below) and (ii) other equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. “Demand Shareholders” means the TestEquity Equityholder, the Gexpro Services Stockholder and their respective transferees that become parties to the Registration Rights Agreement pursuant to the terms set forth in the Registration Rights Agreement.

The Registration Rights Agreement provides that, subject to the terms and conditions thereof, and subject to the availability of Form S-3 to the Company, any Demand Shareholder may require the Company to file one or more Form S-3 registration statements, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount. “Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Demand Shareholders; provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

The Registration Rights Agreement also provides that, if the Company is ineligible under law to register Registrable Securities on a registration statement on Form S-3 or is so eligible but has failed to comply with its obligations described in the prior paragraph, any Demand Shareholders will be entitled to make no more than four (4) written requests of the Company for registration under Securities Act of an amount of Registrable Securities then held by such requested Demand Shareholders that equals or is greater than the Registrable Amount. In addition, the Registration Rights Agreement entitles the Demand Shareholders, subject to the terms and conditions set forth therein, to certain “piggyback” registration rights in connection with other registrations by the Company of any shares of Company common stock under the Securities Act, subject to certain exceptions.

The Registration Rights Agreement provides that any particular securities constituting Registrable Securities will cease to be Registrable Securities when they (i) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (ii) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder.

The Registration Rights Agreement also provides that the registration rights granted thereunder will terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of, or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

Inventory Purchases

During the year ended December 31, 2020, the Company purchased approximately $0.9 million of inventory from a company owned by an immediate relative of a Board member, I. Steven Edelson, at fair market value.

During the year ended December 31, 2021, the Company purchased approximately $0.12 million of inventory from a company owned by an immediate relative of a Board member, I. Steven Edelson, at fair market value.

During the nine months ended September 30, 2022, the Company purchased approximately $0.5 million of inventory from a company owned by LKCM at fair market value. The entire value of the purchase was prepaid per the terms of the purchase agreement.

FEES BILLED TO THE COMPANY BY BDO USA, LLP

BDO USA, LLP was the Company's independent registered public accounting firm ("independent auditor") in 2021 and 2020. Aggregate fees for professional services rendered for the Company by BDO USA, LLP for such years were as follows:

	Year Ended December 31,
	2021	2020
Audit Fees	$745,710	$683,434
Audit-Related Fees	—	—
Tax Fees	162,242	163,228
All Other Fees	—	—
Percentage of Total Fees Attributable to Non-Audit (“Other”) Fees	—%	—%
Total Fees	$907,952	$846,662

Audit Fees

Audit services include fees for the annual audit, review of the Company's Quarterly Reports on Form 10-Q each year, consulting on accounting and auditing matters and fees related to BDO USA, LLP's audit of the Company's effectiveness of internal control over financial reporting as required by the Rule 404 Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The Company did not pay to BDO USA, LLP any audit-related fees in 2021 or 2020.

Tax Fees

Aggregate fees of $162,242 and $163,228 billed by BDO USA, LLP in 2021 and 2020, respectively, are comprised of domestic and international income tax compliance and tax consulting services.

All Other Fees

The Company did not pay any other fees to BDO USA, LLP in 2021 and 2020.

Pre-Approval of Services by Independent Auditor

The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves all audit fees and terms for all services provided by the independent auditor and considers whether these services are compatible with the auditor's independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Audit Committee meetings provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All non-audit services provided by the independent auditor must be pre-approved by the Audit Committee Chairman prior to the engagement and ratified by the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services by the Company's independent auditors in 2021.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee's next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent auditor.

Report of the Audit Committee of the Board of Directors

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors in 2021, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

With regard to the 2021 audit, the Audit Committee discussed with the Company's independent auditors the scope, extent and procedures for their audit. Following the completion of the audit, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the 2021 Annual Report on Form 10-K with management. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with BDO USA, LLP, our independent auditors, the matters required to be discussed under Auditing Standard No. 16, Communication with Audit Committees ("AS 16"), issued by the Public Company Accounting Oversight Board ("PCAOB"). AS 16, as amended, requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements with respect to (i) their responsibility under auditing standards of the PCAOB (United States), (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO USA, LLP a letter providing the disclosures required by the PCAOB Rule 3526 (Independence Discussions with Audit Committees) with respect to any relationships between BDO USA, LLP and the Company that, in its professional judgment, may reasonably be thought to bear on independence. BDO USA, LLP has discussed its independence with us. BDO USA, LLP confirmed in its letter that, in its professional judgment, it is independent of the Company.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2021 Annual Report on Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

The Audit Committee has reviewed management's process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and received periodic updates regarding management's progress.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent auditors with respect to such financial statements.

Respectfully submitted by the Audit Committee:

Lee S. Hillman (Chairman)
Andrew B. Albert
I. Steven Edelson
Bianca A. Rhodes

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of Company equity securities such as the shares of the Company's common stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received and/or written representations from the Reporting Persons, the Company believes that with respect to the year ended December 31, 2021 all of the Reporting Persons complied with all applicable Section 16(a) filing requirements.

Householding of Annual Meeting Materials

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, excluding certain of the exhibits, Notice of Annual Meeting, or Proxy Statement may be obtained without charge by writing to: Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Chicago, Illinois, 60631. Copies are also available to the public free of charge on or through our website at www.distributionsolutionsgroup.com. Information on our website is not incorporated by reference into this report.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Annual Meeting, this Proxy Statement and the 2021 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of these documents either now or in the future, please contact your bank, broker or other nominee.

Stockholder Proposals for 2023 Annual Meeting

The Company expects that its 2023 annual meeting of stockholders will be held on or about May 10, 2023.

Deadline for Rule 14a-8 Proposals

In general, in order to be properly evaluated for eligibility for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting, any stockholder proposals submitted under Rule 14a-8 under the Exchange Act must be in writing and received by the Corporate Secretary at the Company’s corporate headquarters located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 by a specified deadline. Under Rule 14a-8, the deadline for submission is 120 calendar days before the date of the Company’s proxy statement for its 2022 Annual Meeting; provided, that if the date of the 2023 annual meeting is changed by more than 30 days from the date of the 2022 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2023 annual meeting. The Company believes that December 5, 2022 is a reasonable time for a meeting held on May 10, 2023.

Deadline for Stockholder Proposals (other than Rule 14a-8 proposals and Stockholder Nominations of Directors)

Stockholders who wish to present a proposal for business (other than any stockholder proposals made in accordance with Rule 14a-8, as described above, and other than any nominations for directors, as described below) at the 2023 annual meeting must deliver timely notice of such stockholder proposal to the Corporate Secretary at the Company’s corporate headquarters, 8770 W. Bryn Mawr, Suite 900, Chicago, Illinois 60631. Under the Company’s bylaws, to be timely a stockholder’s notice must be so delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the 2022 Annual Meeting (which would mean no earlier than July 18, 2023 and no later than August 17, 2023); provided, that if the date of the 2023 annual meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the 2022 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the date of the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2023 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the 2023 annual meeting is held on May 10, 2023, notice would need to be delivered between January 10, 2023 and the close of business on February 9, 2023. Refer to the Company’s bylaws for further details regarding additional requirements and procedures for submitting proposals.

Deadline for Stockholder Nominations of Directors

Under the Company’s Certificate of Incorporation, stockholders who wish to nominate a candidate for election to the Board of Directors at the 2023 annual meeting must so indicate by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Corporate Secretary not less than 14 days prior to the 2023 annual meeting; provided, however, that if less than 21 days notice of the 2023 annual meeting is given to stockholders, such written notice shall be delivered or mailed to the Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to the Company’s stockholders. The Company’s Certificate of Incorporation specifies additional information that must be set forth in the notice.

Deadline for Notice under Rule 14a-19 of Solicitation of Proxies in Support of Director Nominees

Under Rule 14a-19 under the Exchange Act, subject to certain exceptions, no person may solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting unless (among other things) (i) such person provides timely notice to the Company of certain information or (ii) the required information has been provided in a preliminary or definitive proxy statement previously filed by such person. To be timely, the notice described in clause (i) must be postmarked or transmitted electronically to the Company at the Company’s corporate headquarters, 8770 W. Bryn Mawr, Suite 900, Chicago, Illinois 60631, no later than 60 calendar days prior to the anniversary of the 2022 Annual Meeting (which would be September 16, 2022); provided that if the date of the 2023 annual meeting will be changed by more than 30 calendar days from the previous year, the notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the 10th calendar day following the day the Company first publicly announces the date of the 2023 annual meeting. If the 2023 annual meeting is held on May 10, 2023, notice would need to be delivered by March 11, 2023.

Other Proposals
The Board of Directors knows of no other proposals which may be presented for action at this year’s Annual Meeting. However, if any other proposal properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their judgment upon such matter.

Conclusion
Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided or to vote your shares by telephone or via the Internet.

By Order of the Board of Directors

Richard D. Pufpaf
Secretary

October 18, 2022

DISTRIBUTION SOLUTIONS GROUP, INC. EQUITY COMPENSATION PLAN
(As Amended and Restated Effective October 17, 2022)

1.0 **Definitions**

The following terms shall have the following meanings unless the context indicates otherwise:

1.1 *"Annual Incentive Award"* shall mean a cash-denominated compensation award based on the achievement of performance goals, subject to the requirements of Section 13.0 and awarded by the Committee in accordance with the terms of the Plan.

1.2 *"Award"* shall mean a Stock Option, Stock Appreciation Right, Stock Award, Stock Unit, Annual Incentive Award, or Performance-Based Award, awarded by the Committee in accordance with the terms of the Plan.

1.3 *"Award Agreement"* shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

1.4 *"Board"* shall mean the Board of Directors of the Company.

1.5 *"Cause"* shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define "Cause," "Cause" shall mean (a) the Participant's willful or intentional failure to perform the duties of his or her Service in any material respect, (b) malfeasance or negligence in the performance of the Participant's duties of Service in any material respect, (c) the Participant's commission of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Participant resides (whether or not in connection with his or her Service), (d) the Participant's disclosure of material confidential information about the business of the Company or any of its Subsidiaries to any individual or entity, other than in the performance of the duties of his or her Service, (e) the Participant's material violation of any formal written policy adopted by the Company or any of its Subsidiaries, (f) the Participant's knowing certification of any misrepresentation or false information in any filing by the Company or any of its Subsidiaries with a government agency, (g) the Participant's commission of an act or acts that result in the imposition of criminal or civil penalties against the Company or any of its Subsidiaries by a government agency, or (h) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its Subsidiaries. In addition, the Participant's Service will be deemed to have terminated for Cause if, within six (6) months before or after the Participant's Service is terminated, the Board learns of facts and circumstances that would have justified a termination for Cause.

1.6 *"Change in Control"* shall mean (a) the acquisition (in one transaction or a series of transactions) by one or more related or affiliated (within the meaning of the Exchange Act) entities or persons (other than related or affiliated entities or persons who as of the effective date of this Plan own more than fifty percent (50%) of the outstanding Voting Stock of the Company)

of fifty percent (50%) or more of the outstanding Voting Stock of the Company, (b) the sale or other disposition of all or substantially all of the assets of the Company, (c) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding Voting Stock of the Company immediately prior to such transaction hold fifty percent (50%) or less of the outstanding Voting Stock of the surviving entity immediately after such transaction, (d) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election (excluding the purpose of determining a "majority of the members of the Board," any member whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (including without limitation any settlement thereof)), (e) any transaction that has a reasonable likelihood or a purpose of causing the Common Stock to become eligible for termination of registration under the Securities Exchange Act of 1934, as amended, or to be delisted from the national securities exchange on which it is listed or no longer quoted on the inter-dealer quotation system on which it is quoted, or (f) any other transaction that is determined by the Committee to constitute a major change in the ownership and control of the assets previously held, and operations previously conducted, by the Company. Notwithstanding the foregoing, a "Change in Control", to the extent necessary to comply with Section 409A, shall mean a "change in control event" as defined for purposes of Section 409A.

1.7 *"Code"* shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8 *"Committee"* shall mean (a) the Board or (b) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

(a) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(b) if the Common Stock is readily tradable on a national securities exchange or other market system, an "independent director" as such term is defined or used by the rules of the exchange or system on which the Company's Common Stock is listed.

1.9 *"Common Stock"* shall mean the common stock, $1.00 par value per share, of the Company.

1.10 *"Company"* shall mean Distribution Solutions Group, Inc., a Delaware corporation.

1.11 *"Disability"* shall be determined by the Committee in its reasonable discretion. Notwithstanding the foregoing, "Disability", to the extent necessary to comply with Section 409A, shall mean a "disability" as defined for purposes of Section 409A.

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1.12 *"Effective Date"* shall mean October 17, 2022, the date the Board approves and adopts this amendment and restatement of the Plan (which was originally effective March 17, 2009), subject to the approval of the Plan by the Company's stockholders at the Company's 2022 Annual Meeting.

1.13 *"Employee"* shall mean an employee of an Employer as described in Treasury Regulation Section 1.421-7(h).

1.14 *"Employer"* shall mean the Company or applicable Subsidiary for which the Participant performs Service.

1.15 *"Exchange Act"* shall mean the Securities Exchange Act of 1934 and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.

1.16 "*Fair Market Value*" shall mean, with respect to share of Common Stock:

(a) if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

(b) if the Common Stock is not readily tradable on a national securities exchange or other market system:

i. the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or

ii. any other value as otherwise determined in good faith by the Board through the reasonable application of a reasonable valuation method within the meaning of Section 409A.

1.17 *"ISO"* shall mean an "incentive stock option" as such term is defined in Code Section 422.

1.18 *"Nonemployee Director"* shall mean a member of the Board who is not an Employee.

1.19 *"Nonqualified Stock Option"* shall mean a Stock Option that does not qualify as an ISO.

1.20 *"Participant"* shall mean any Employee or Nonemployee Director to whom an Award has been granted by the Committee under the Plan.

1.21 *"Performance-Based Award"* shall mean an Award granted to a Participant is subject to Performance Measures.

1.22 *"Performance Goals"* shall mean the level(s) of achievement relating to the Performance Measures selected by the Committee for a Performance-Based Award. The

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Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

1.23 *"Plan"* shall mean the Distribution Solutions Group, Inc. Equity Compensation Plan, as amended and restated as set forth herein, and as further amended from time to time.

1.24 *"Section 409A"* shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.

1.25 *"Service"* means the provision of personal services to an Employer, including, without limitation, in the capacity of an Employee or a Nonemployee Director.

1.26 *"Stock Award"* shall mean an award of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.

1.27 *"Stock Option"* shall mean an award of an option to purchase a share of Common Stock, subject to the requirements of Section 10.0 and awarded by the Committee in accordance with the terms of the Plan.

1.28 *"Stock Unit"* shall mean an award of a notional right to receive a share of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.

1.29 *"Subsidiary"* shall mean a corporation of which the Company directly or indirectly owns more than fifty percent (50%) of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).

1.30 *"Treasury Regulation"* shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.31 *"Unvested"* shall mean an Award (or portion of an Award) that has not yet Vested.

1.32 *"Vest"* shall mean:

(a) with respect to Stock Options, when the Stock Option (or a portion thereof) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option, such that the Participant has an unrestricted right, title and interest (but subject to any expiration date) to obtain the compensation (if any) attributable to such Stock Option (or a portion thereof) or to otherwise enjoy the benefits underlying such Stock Option; or

(b) with respect to Awards other than Stock Options, when the Participant has:

i. an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable

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to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

ii. a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by the Plan and/or by the Committee in accordance with the Plan.

1.33 *"Vesting Date"* shall mean the date or dates on which an Award Vests.

1.34 *"Voting Stock"* shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0 **Purpose of Plan**

Purpose. The purpose of the Plan is to motivate certain Employees and Nonemployee Directors to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees and Nonemployee Directors through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors, and to assist in aligning the interests of such Employees and Nonemployee Directors with the interests of the stockholders of the Company.

3.0 **Term of Plan**

Term. The Plan shall be effective as of the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date (unless sooner terminated by the Board in accordance with Section 17.0).

4.0 **Stockholder Approval**

4.1 **Stockholder Approval.** The Plan shall be approved by the Company's stockholders at the 2022 Annual Meeting. Prior to such approval, the Committee may grant Awards to Participants pursuant to the terms of the Plan as in effect prior to its amendment and restatement. The Committee may also grant Awards to Participants pursuant to the terms of this amended and restated Plan, which Awards shall be conditioned upon the approval of the Plan by the Company's stockholders at the 2022 Annual Meeting, provided that any Award granted under the amended and restated Plan prior to the approval by the Company's stockholders shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such stockholder approval. If the stockholders of the Company fail to approve the Plan in accordance with this Section 4.1, any Award granted under the terms of this amended and restated Plan shall be cancelled.

4.2 **Plan Amendment.** Any amendment to the Plan that is determined to be a "material amendment" or a "material revision" or a "material modification" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed must be approved by the stockholders of the Company before such amendment shall be effective.

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4.3 **Repricings.** Any amendment, revision, replacement, cancellation and regrant, or other change to an outstanding Award that is determined to be a "repricing" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed (including any reduction in the exercise price of a Stock Option or the cancellation of an underwater Stock Option in exchange for cash or another Award) must be approved by the stockholders of the Company before such "repriced" Award shall be effective.

5.0 **Administration**

5.2 **Award Agreement**. Each Award granted under the Plan shall be evidenced by an Award Agreement that shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

5.3 **Authority of the Committee.** The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a) to determine eligibility for participation in the Plan;

(b) to determine eligibility for, and the type and size of, an Award granted under the Plan;

(c) to grant Awards to, and to enter into Award Agreements with, Participants;

(d) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) subject to Section 4.3, to grant Awards in replacement of Awards previously granted under this Plan or any other incentive compensation plan of an Employer;

(i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan; and

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(j) to amend, modify, extend cancel or renew any Award, and authorize the exchange, substitution, or replacement of Awards; provided, that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement will be to the detriment of a Participant with respect to any Award previously granted, without the affected Participant's written consent, (ii), any such amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Section 409A, and (iii) in no event will the Committee be permitted to (A) reduce the exercise Price of any outstanding Stock Option, (B) exchange or replace an outstanding Stock Option with a new Stock Option with a lower exercise price, (C) cancel a Stock Option in exchange for cash or other Awards, or (D) increase the number or percentage of shares of Common Stock authorized for Awards under the Plan, without stockholder approval, except as provided in Section 7.2.

5.4 **Action by the Committee.** The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

5.5 **Delegation of Authority.** The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the applicable Employer, as determined by the Committee.

5.6 **Determinations and Interpretations by the Committee.** All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

5.7 **Liability.** No member of the Board, no member of the Committee and no employee of the Employers shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

5.8 **Indemnification.** The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

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6.0 **Eligibility and Participation**

6.1 **Eligibility.** All Employees and Nonemployee Directors shall be eligible to participate in the Plan and to receive Awards.

6.2 **Participation.** The Committee in its sole discretion shall designate who shall be a Participant and receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.0 **Shares Subject to Plan**

7.1 **Available Shares.** The aggregate number of shares of Common Stock that shall be available for issuance pursuant to Awards under the Plan during its term shall be equal to 1,474,312, which includes 174,312 shares previously authorized under the Plan before this amendment and restatement, and an additional 1,300,000 shares authorized under the Plan in connection with this amendment and restatement. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 7.2. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company shall (a) not be deemed to have been delivered under the Plan, and (b) be available for future Awards under the Plan, and (c) increase the shares of Common Stock available for issuance by one share for each share that is retained by or returned to the Company. Shares of Common Stock surrendered by Participants or withheld by the Company to pay all or a portion of the exercise price, purchase price, and/or withholding taxes with respect to any Awards shall not be subject to new Awards under the Plan. Awards granted pursuant to a preceding version of this Plan shall be subject to this version of the Plan except to the extent that applying the terms of this version of the Plan would create an amendment for accounting purposes or to the extent that treatment under the prior version would be more favorable for the Participant. All of the shares available for issuance pursuant to this Section 7.1 shall, without limitation, be available to be granted as ISOs.

7.2 **Adjustment to Shares.** If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that the value of each such Award immediately after such change shall not be significantly diluted or enhanced relative to its value immediately prior to such change. Such adjustment shall be made successively each time any such change shall occur. In order to prevent such dilution or enhancement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a share of Common Stock and other value determinations applicable to

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outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment:

(a) with respect to an ISO due to a change described in this Section 7.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422, and

(b) with respect to an Award that qualifies as "nonqualified deferred compensation" under Section 409A shall fully comply with the rules under Section 409A, and in no event shall any adjustment be made which would render any Award granted hereunder to be subject to tax under Section 409A.

8.0 Maximum Individual Awards

The maximum aggregate number of shares of Common Stock that may be granted in any calendar year with respect to Awards under the Plan to any single Participant (the "Grant Limitation") shall be: (a) 250,000 to any Participant other than a Nonemployee Director, and (b) 30,000 to any Participant who is a Nonemployee Director; provided that, in no event may any number of shares of Common Stock be granted during any one Directors' Compensation Year to any single Nonemployee Director with a grant date fair value that, when aggregated with all cash compensation for service as a Nonemployee Director of the Company during such period, exceeds $450,000. For purposes of the Plan, "Nonemployee Directors' Compensation Year" shall mean the approximately one-year period beginning on each regular annual meeting of the Company's stockholders and ending on the next regular annual meeting of the Company's stockholders. In the event of any adjustment under Section 7.2 to the number of shares that may be issued under the Plan, the Grant Limitation shall be proportionately adjusted.

9.0 Awards

9.1 **Type of Awards.** The Committee may, in its sole discretion, grant the following Awards of Stock Options, Stock Appreciation Rights, Stock Awards, Stock Units, Annual Incentive Awards, and Performance-Based Awards to Employees and/ or Nonemployee Directors.

9.2 **Award Terms and Conditions.** Subject to any terms and/or conditions explicitly required by the Plan, the Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

- exercise price or purchase price;
- method of exercise;
- vesting;

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- expiration term of Award;
- effects of termination of Participant's Service;
- Change-in-Control Vesting and other effects of a Change in Control;
- qualification of a Stock Option as an ISO;
- payout in cash, in property, or any combination of cash and property;
- restrictive covenants;
- transferability;
- tax withholding;
- tax deferral arrangements;
- tandem or combination Awards; and
- any other term or condition that is not inconsistent with the Plan.

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- funds from operations.

9.4 **Vesting of Awards**. Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award may provide for partial or graduated vesting beginning before the first anniversary of the date it is granted; provided that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 7 may be granted to any one or more Participants without respect to the minimum vesting period requirements of this sentence.

10.0 **Stock Options**

10.1 **In General.** The Committee may, in its sole discretion, grant Stock Options to Employees and/or Nonemployee Directors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees and Nonemployee Directors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 10.2 through 10.9 below.

10.2 **Exercise Price.** The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (a) the exercise price of any ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and (b) the exercise price of any Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, unless the Committee in its sole discretion determines otherwise.

10.3 **Term of Stock Option.** The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that (a) no ISO shall be exercised after the tenth (10th) anniversary of the date of grant of such ISO and (b) no Nonqualified Stock Option shall be exercised after the twentieth (20th) anniversary of the date of grant of such Nonqualified Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

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10.4 **Vesting Date.** The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement, subject to the minimum vesting requirements of Section 9.4. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, one-third (1/3) of such Stock Option shall Vest and become exercisable on each of the first three (3) anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting if certain Performance Goals are achieved.

10.5 **Exercise of Stock Options.** The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.

10.6 **Rights as a Stockholder.** A Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by a Stock Option until that Participant has become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant has become the holder of record of any shares covered by such Stock Option; provided, however, that Participants are entitled to the adjustments set forth in Section 7.2. No dividends or dividend equivalents shall be paid in connection with Stock Options.

10.7 **Restrictions Relating to ISOs.** In addition to being subject to the terms and conditions of this Section 10.0, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time

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by a Participant during any calendar year shall not exceed $100,000. The maximum number of shares of Common Stock that may be delivered to Participants with respect to ISOs under the Plan shall be 200,000. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined Voting Stock of the Company or of any Parent Corporation or of any Subsidiary Corporation, unless the exercise price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

10.8 **Additional Terms and Conditions.** The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Employers.

10.9 **Conversion Stock Options.** The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an "Original Option") to purchase shares of the stock of any corporation:

(a) the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary, or

(b) which was merged with and into the Company or a Subsidiary;

so that the Original Option is converted into a Stock Option (hereinafter referred to as a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee, in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (i) is treated as the issuance or assumption of a stock option under Code Section 424(a), and (ii) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

10.10 **Stock Appreciation Rights**. The Committee may, in its sole discretion, grant Stock Appreciation Rights ("SARs") to Employees and/or Nonemployee Directors on or after the Effective Date. An SAR is the award of the contingent right to receive Common Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value, of Stock. The Committee shall, in its sole discretion, determine the Employees and Nonemployee Directors who will receive SARs and the number of shares of Common Stock underlying each SAR. Each SAR shall be subject to all of the same terms and conditions applicable to Stock

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Options, including, but not limited to Sections 1.34, 4.3, 5.3(j), and 10.2 through 10.6, and such other terms and conditions consistent with the Plan as the Committee may impose from time to time.

11.0 **Stock Awards and Stock Units**

11.1 **Stock Awards.** The Committee may, in its sole discretion, grant Stock Awards to Employees and/or Nonemployee Directors as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee in its sole discretion determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, subject to the minimum vesting requirements of Section 9.4, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's Service within specified periods.

11.2 **Delivery of Shares Upon Vesting.** Upon the Vesting of a Stock Award, the restrictions applicable to the shares of Common Stock underlying a Stock Award shall lapse. The Committee may require (a) the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or (b) that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award, the Participant may have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, to the extent that the Committee so determines on the date of grant and provides in the Award Agreement; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Stock Award as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Stock Awards and held or restricted as provided in this Section.

11.3 **In General.** The Committee may, in its sole discretion, grant to Employees and/or Nonemployee Directors Stock Units as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Unit is a hypothetical right to receive a share of Common Stock and is represented by a notional account established and maintained (or caused to be established or maintained) by the Company for a Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units, subject to the minimum vesting requirements of Section 9.4. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify.

11.4 **Payout of Stock Units.** Upon the Vesting of a Stock Unit, the share of Common Stock corresponding to the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

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12.0 **Performance-Based Awards**

12.1 **In General.** The Committee, in its sole discretion, may designate Awards granted under the Plan as Performance-Based Awards.

12.2 **Annual Incentive Awards.** The Committee may, in its sole discretion, may make Annual Incentive Awards to Employees, which may be based on the achievement of specified performance goals as determined by the Committee. A Participant must remain continuously in Service with an Employer through the last day of the calendar year to be eligible to receive a payout of the Annual Incentive Award with respect to such calendar year. Unless the Committee specifies otherwise in the Award Agreement, payout of the Annual Incentive Award will be made in cash. A Participant who terminates Service before the end of the calendar year will forfeit his or her Annual Incentive Award; provided that, if the Participant's Service terminated due to the Participant's death or Disability, the Committee may approve, in its sole discretion, a pro rata payout to such Participant.

Notwithstanding the foregoing, if there is a Change in Control of the Company, the Committee, in its sole discretion, may provide for immediate payout of the Annual Incentive Award otherwise payable to a Participant pursuant to this Section.

13.0 **Change in Control**

13.1 **Accelerated Vesting.** Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 17.0; and provided further that, in the absence of different action by the Committee, each outstanding Award which Vests on the basis of the passage of time shall immediately and automatically Vest on the date of the Change in Control to whatever additional extent (if any) it would have been vested on the date that is one (1) year after the date of the Change in Control.

13.2 **Cashout.** The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, (i) all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, (ii) each holder of an Award shall receive an amount equal to the value of such Award on the date of the Change in Control, which with respect to each share of Common Stock subject to a Stock Option shall be an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, and/or (iii) underwater Stock Options may be cancelled for no consideration. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable to stockholders of the Company in the Change in Control transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

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13.3 **Assumption or Substitution of Awards.** Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

13.4 **Non-pro-rata Consideration**. In the event of a Change of Control transaction in which the consideration for the Common Stock is not allocated to all stockholders on a pro-rata basis based solely on their stockholdings, such as payments for non-compete agreements to particular non-employee stockholders, because of structuring of the transaction or otherwise, the Committee shall make such equitable adjustments in the amount to be received by each holder of an Award to take into account such additional consideration that is not otherwise reflected in the price per share of Common Stock that would otherwise be considered with respect to such Award.

14.0 **Termination of Service**

14.1 **Termination of Service Due to Death or Disability.** Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated due to death or Disability:

(a) all Unvested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall immediately be forfeited by such Participant as of such date;

(b) all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall be paid in accordance with the payout schedule applicable to Vested Awards; and

(c) all Vested portions of Stock Options held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall remain exercisable until the earlier of:

i. the end of the twelve (12) month period following the date of the Participant's death or the date of the termination of his or her Service, as the case may be, or

ii. the date the Stock Option would otherwise expire.

14.2 **Termination of Service for Cause.** Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated by the Company for Cause, all Awards held by a Participant on the date of the termination of his or her Service for Cause, whether Vested or Unvested, shall immediately be forfeited by such Participant as of such date. In the event that Stock, cash or other property comprising a Vested Award has been distributed to a Participant prior to a termination of Service for Cause, the Participant shall be obligated to return to the Company within thirty (30) days after such termination of Service (a) the Stock, cash or other property comprising that Award or (b) if such Stock or other property has been disposed of by the Participant, cash equal in amount to the greater

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of (i) the Fair Market Value of such Stock or other property at the time of its disposition or (ii) the amount received in exchange for such Stock or other property.

14.3 **Other Terminations of Service.** Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated for any reason other than for Cause, death or Disability:

(a) all Unvested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date;

(b) all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the termination of his or her Service shall be paid in accordance with the payout schedule applicable to Vested Awards; and

(c) all Vested portions of Stock Options held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of:

i. the end of the ninety (90) day period following the date of the termination of his or her Service, or

ii. the date the Stock Option would otherwise expire.

14.4 **Committee Discretion.** Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that:

(a) any or all Unvested portions of Stock Options held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service, as the case may be, shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;

(b) any or all Vested portions of Nonqualified Stock Options held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service, as the case may be, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;

(c) any or all Unvested portions of Stock Awards and/or Stock Units held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest; and/or

(d) all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall be paid on a date that occurs prior than the Vested Award is schedules to be paid.

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14.5 **ISOs.** Notwithstanding anything contained in the Plan to the contrary, (a) the provisions contained in this Section 14.0 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO, and (b) the exercise period of an ISO in the event of a termination of the Participant's Service due to Disability provided in Section 14.1, shall be applied only if the Participant is "permanently and totally disabled" (as such term is defined in Code Section 22(e)(3)).

15.0 **Taxes**

15.1 **Withholding Taxes.** With respect to Employees, an Employer may require a Participant who has become Vested in an Award granted hereunder, or who exercises a Stock Option granted hereunder, to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity that employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The Employer may, in its discretion, hold the stock certificate to which such Participant is entitled upon the Vesting of an Award or the exercise of a Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

15.2 **Use of Common Stock to Satisfy Withholding Obligation.** With respect to Employees, at any time that an Employer becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Stock Award or Stock Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Employer to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value not greater than the maximum individual statutory tax rate in a given jurisdiction (or such lower mount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies), (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. Any withheld shares and any other shares of Common Stock tendered in payment shall be valued based on the Fair Market Value of a share of Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

15.3 **No Guarantee of Tax Consequences.** No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the

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benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

15.4 **Section 409A Deferred Compensation.** Awards under the Plan are intended to be exempt from, or otherwise comply with, the requirements of Section 409A, and the Plan and each Award shall be interpreted and construed consistent with such intent. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may permit Participants to elect to defer receipt of all or any portion of an Award otherwise payable to the Participant, pursuant to procedures established by the Committee and in compliance with the requirements of Section 409A. References in this Plan to "termination of Service" and similar terms shall mean a "separation from service" within the meaning of that term under Section 409A to the extent necessary or advisable to comply with Section 409A. Any payment or distribution of an Award that is subject to Section 409A that is to be made to a Participant who is a "specified employee" of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a "separation from service" under Section 409A, may not be made before the date that is six (6) months after the date of such "separation from service." The Company cannot guarantee that the Awards, payments, and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A.

15.5 **Golden Parachutes.** Subject to any written agreement between an Employer and a Participant, if any payment to be made under the Plan would be treated by the Internal Revenue Service as an "excess parachute payment" as such term is defined in Code Section 280G, then the Employer may reduce the amount of such payment so that such payment will not be treated as an "excess parachute payment"; provided, however, that such reduction must take into account all "parachute payments" as such term is defined in Code Section 280G, so that such reduction results in the aggregate of all "parachute payments" to the Participant being equal to $1.00 less than the Participant's applicable "base amount" as such term is defined in Code Section 280G.

16.0 Miscellaneous

16.1 **Listing of Shares and Related Matters.** If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16.2 **No Right, Title, or Interest in Company Assets.** Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special

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or separate fund shall be required to be established and no segregation of assets shall be required to be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.3 **No Right to Continued Employment or Service or to Grants.** The Participant's rights, if any, to continue to provide Service to an Employer (in any capacity) shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Employer reserves the right to terminate the Service of any Employee at any time. The adoption of the Plan shall not be deemed to give any Employee or Nonemployee Director or any other individual or entity any right to be selected as a Participant or to be granted an Award.

16.4 **Employment Agreement**. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement between a Participant and the Company or a Subsidiary provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement shall control.

16.5 **Awards Subject to Foreign Laws.** The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

16.6 **Governing Law.** The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

16.7 **No Fractional Shares.** No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares, or whether such fractional shares or any rights relating thereto shall be forfeited or otherwise eliminated.

16.8 **Transferability.** Except as otherwise set forth in an Award Agreement, Awards under the Plan are not transferable except to the Participant's beneficiary upon the death of the Participant. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such procedures as the Committee may establish. In no event will an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.

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16.9 **Electronic Delivery of Plan Information and Electronic Signatures.** To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant's execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant's signature in a manner that is acceptable to the Committee.

17.0 Amendment or Termination of Plan or Awards

17.1 **Amendment of Plan**. The Board may amend the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant's consent, unless such amendment is required to conform the terms of an outstanding Award or the Plan to the requirements of applicable Law.

17.2 **Termination of Plan.** The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant's consent.

17.3 **Amendment or Cancellation of Award Agreements.** The Committee may amend or modify any Award Agreement at any time, provided that if the amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant, or such other persons as may then have an interest therein. In addition, and subject to stockholder approval in accordance with Section 4.0, by mutual agreement between the committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the Company or any present or future plan of an entity which (a) is purchased by the Company, (b) purchases the Company, or (c) merges into or with the Company.

17.4 **Compensation Recovery Policy**. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recovery under the Company's Compensation Recovery Policy as may be in effect from time to time, including, without limitation, the provisions of any such policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

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Powerful Solutions. Proven Results.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

X

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/DSGR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - DISTRIBUTION SOLUTIONS GROUP, INC.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 15, 2022

Ronald J. Knutson and Richard D. Pufpaf, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Distribution Solutions Group, Inc. to be held on November 15, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

Note: In their discretion, the Proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Items to be voted appear on reverse side)